Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is executed as of December 21, 2022 by and among Next Bridge Hydrocarbons, Inc., a Nevada corporation (the “Company”), Hudspeth Operating, LLC, a Texas limited liability company (“Hudspeth”), Wolfbone Investments LLC, a Texas limited liability company (“Wolfbone”), McCabe Petroleum Corporation, a Texas corporation (“MPC”), and Gregory McCabe, an individual resident of the State of Texas (“Owner”, and, together with the Company, Hudspeth, Wolfbone and MPC, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Wolfbone, which is wholly-owned by Owner, owns certain working interests in the Orogrande Properties (as defined below) in the Orogrande Basin in Hudspeth County, Texas;

WHEREAS, MPC, an affiliate of Wolfbone and wholly-owned by Owner, owes to the Company in respect of amounts advanced related to the Orogrande Properties (the “Orogrande Obligation”) with an estimated amount of a balance of approximately $165,238 pursuant to the terms of that certain Participation and Development Agreement, -by and between Hudspeth Oil Corporation, a wholly owned subsidiary of the Company (“Hudspeth Oil”), MPC and Owner;

WHEREAS, Hudspeth is a wholly-owned by a wholly-owned subsidiary of the Company;

WHEREAS, the Owner has agreed to make financings to the Company pursuant to that certain 5% Unsecured Promissory Note dated as of December 21, 2022 issued by the Company in favor the Owner (the “Note”);

WHEREAS, pursuant to this Agreement, (1) each of Hudspeth, Wolfbone and MPC shall merge in accordance with the TBOC, with each of Wolfbone and MPC continuing as surviving entities (the “Merger”), pursuant to the terms and conditions set forth in this Agreement and in accordance with Section 10.001 et. seq. of the TBOC, (2) following the Merger, Wolfbone shall become a direct and wholly-owned subsidiary of the Company and the Orogrande Properties shall be indirectly owned by the Company, and (3) the Company will issue Common Stock to the Owner as consideration for the Merger and in full satisfaction of the Orogrande Obligation; and

WHEREAS, it is the desire of the Parties hereto to set forth the specific terms and conditions of the foregoing.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I
MERGER; CLOSING

1.1.	Merger; Effective Date; Recording.

(a)	Merger; Effects of Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the terms of the TBOC, at the Closing:

i)	each of Hudspeth, Wolfbone and MPC shall be merged in accordance with the TBOC with each of Wolfbone and MPC surviving and each continuing as a Texas limited liability company and Texas corporation, respectively;

ii)	immediately following the Closing Date (as a result of the Merger) and without any action on the part of the Company, Hudspeth, Wolfbone, MPC or the holders of any securities of such Parties:

1.	all of the outstanding membership interests of Hudspeth shall be converted into membership interests of Wolfbone without payment of any consideration therefore and shall cease to exist;

2.	all of the outstanding membership interests of Wolfbone shall be cancelled and retired without any conversion thereof in exchange for the consideration set forth in Section 1.2; and

3.	there shall be no change to the capital stock of MPC, which capital stock will continue (as of immediately following the Closing Date) to be held by the Person(s) holding such capital stock as of immediately prior to the Closing Date;

iii)	the managers and officers of Wolfbone as of immediately prior to the Closing Date shall be removed and replaced with the managers and officers of Hudspeth in place as of immediately prior to the Closing Date;

iv)	the directors and officers of MPC as of immediately prior to the Closing Date shall continue and be the directors and officers of MPC as of immediately following the Closing Date;

v)	as of the Closing Date, (1) the certificate of formation of Wolfbone shall be amended to read in the form of Exhibit I attached hereto (“Certificate of Formation”) and, as so amended, such Certificate of Formation shall be the certificate of formation of Wolfbone until thereafter changed or amended as provided therein or by Applicable Law; and (2) the limited liability company agreement of Hudspeth, as in effect immediately prior to the Closing Date, shall be the limited liability company agreement of Wolfbone until thereafter amended as provided by the TBOC, the Certificate of Formation and such limited liability company agreement;

vi)	the certificate of incorporation and bylaws of MPC as in effect immediately prior to the Closing Date, shall continue as the certificate of incorporation of MPC as of immediately following the Closing Date;

vii)	all of the right, title and interest of Wolfbone, Owner and MPC to the Orogrande Assets (but no other assets of Wolfbone) shall be allocated to and vested in Wolfbone without reversion or impairment, without further act or deed, and without transfer or assignment having occurred;

viii)	all of the right, title and interest of Wolfbone to all assets owned by Wolfbone other than the Orogrande Assets shall be allocated to and vested in MPC without reversion or impairment, without further act or deed, and without transfer or assignment having occurred, including all Orogrande Excluded Assets and all properties described on Exhibits F-1 and F-2; and

ix)	all of the liabilities, contracts, commitments and other obligations of Wolfbone and MPC shall be allocated to, and solely to, and shall constitute liabilities, contracts, commitments and obligations of, MPC.

(b)	Merger Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via electronic exchange of documents and the issuance of the Subject Shares (as defined below) to the Owner and take place on a date to be specified by the Parties (the “Closing Date”). On the Closing Date, Hudspeth shall cause the Certificate of Merger to be properly executed and filed with the Secretary of State of the State of Texas, and shall take all such other actions as may be required by Applicable Laws to make the Merger effective as promptly as practicable.

(c)	Recording of Affidavit of Merger and Conveyances. In order to effectuate the transfer of the Orogrande Assets and MPC Assets contemplated by this Section 1.1, at the Closing, the Parties shall execute and deliver, or cause to be executed and delivered to the Company, dated as of the Closing Date, (i) the Affidavit of Merger which shall be filed in the office for the recording of deeds in each county in each State where the Orogrande Assets and Orogrande Excluded Assets are located and (ii) execute and deliver such other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Parties shall deem reasonably necessary to convey title in and to the Orogrande Assets and MPC Assets. The Affidavit of Merger shall warrant title by, through and under Wolfbone but not otherwise.

1.2.         Consideration for the Merger. The aggregate consideration for the Merger to the Owner shall be (i) 56,297,638 shares of Common Stock (the “Subject Shares”), which shall be issued with a restrictive legend, (ii) the Orogrande Obligation shall be treated as having been irrevocably satisfied and discharged in full with respect to MPC and (iii) the Owner agreeing to make financing to the Company pursuant to the terms of the Note (collectively, the “Consideration”). Prior to the Closing, the Company shall instruct American Stock Transfer and Trust Company (the “Transfer Agent”) for the purpose of issuing and delivering to the Owner the Subject Shares. Promptly after the Closing, the Company will send, or will cause the Transfer Agent to send, to the Owner a direct registration book-entry statement setting forth that number of whole shares of Common Stock that the Owner has a right to receive pursuant to this Section 1.2.

1.3.	Settlement Statement.

(a)	Within sixty (60) days after the Closing Date, the Company shall prepare and deliver to the Owner a statement setting forth its calculation of any revenues that were not received by Wolfbone or any of the McCabe Parties and expenses that were accrued but not paid by Wolfbone or any of the McCabe Parties related to the Orogrande Assets as of the Effective Time (the “Closing Settlement Statement”). In the event that the expenses exceed the revenues, then the Owner will make payment of such amount to the Company. In the event that the revenues exceed the expenses, then the Company will make a payment to the Owner.

(b)	Within thirty (30) days of receiving the Closing Settlement Statement (the “Review Period”), the Owner may object to the Closing Settlement Statement by delivering to the Company a written statement setting forth the Owner’s objections in reasonable detail, indicating each disputed item or amount and the basis for the Owner’s disagreement therewith (the “Statement of Objections”). If the Owner fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Settlement Statement shall be deemed to have been accepted by the Owner, and the amounts owed by one party to the other party shall be paid to such other party within five (5) Business Days thereof. If the Owner delivers the Statement of Objections before the expiration of the Review Period, the Owner and the Company shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the matters set forth on the Closing Settlement Statement, with such changes as may have been previously agreed in writing by the Owner and the Company, shall be final and binding.

(c)	If the Owner and the Company fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to a mutually agreed upon independent certified public accountants other than the Owner’s accountants or Company’s accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Closing Settlement Statement. The Parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Settlement Statement and the Statement of Objections, respectively. The fees and expenses of the Independent Accountant shall be paid fifty percent (50%) by the Owner and fifty percent (50%) by the Company. The Independent Accountant shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Settlement Statement shall be conclusive and binding upon the parties hereto. Any amount owed by one party to the other party, as a result of a determination by the Independent Accountant or agreement of the parties, shall be paid to such other party within five (5) Business Days of such determination or agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND HUDSPETH

The Company and Hudspeth represent and warrant, jointly and severally, to the Owner, MPC and Wolfbone (collectively, the “McCabe Parties”) that:

2.1.	Organization and Existence.

(a)	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(b)	Hudspeth is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Hudspeth has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. Hudspeth is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Hudspeth.

2.2.	Governing Documents.

(a)	The Company’s Articles of Incorporation have been duly authorized, executed and delivered by the Company’s board of directors (the “Board”) and is, and will be, a valid and legally binding agreement of, enforceable against the Company in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)	Hudspeth’s certificate of formation (“Hudspeth’s Certificate”) has been duly authorized, executed and delivered by Hudspeth’s sole member (the “Sole Member”) and is, and will be, a valid and legally binding agreement of, enforceable against Hudspeth in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3.	Capitalization of the Company.

(a)	All of the outstanding Common Stock have been duly authorized and validly issued in accordance with the Articles of Incorporation, are fully paid and nonassessable. On the date hereof, the Company has 165,472,241 shares of Common Stock issued and outstanding. As of the date hereof, there no shares of shares of preferred stock, $0.0001 par value per share, of the Company (“Preferred Stock”) issued and outstanding.

(b)	The Subject Shares, will be duly authorized in accordance with the Articles of Incorporation, and, when issued and delivered to the Owner in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and will be issued free and clear of any lien, claim or Encumbrance.

(c)	Except for the Subject Shares or as described in the Articles of Incorporation, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Company pursuant to the Articles of Incorporation or any other agreement or instrument to which the Company is a party or by which it may be bound. Except as issued to the Company’s officers and directors (as described in the Company’s Registration Statement on Form S-1, effective as of November 18. 2022), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Stock or other securities of the Company are outstanding.

(d)	The Subject Shares when issued and delivered for the transactions contemplated hereby, will conform in all material respects to the description thereof contained in the Articles of Incorporation. The Company has all requisite power and authority to issue, sell and deliver the Subject Shares in accordance with and upon the terms and conditions set forth in this Agreement and the Articles of Incorporation. As of the Closing Date, all corporate action for the authorization, issuance, sale, delivery and listing of the Subject Shares shall have been validly taken, and no other authorization by any of such parties is required therefore.

2.4.         Authority Relative to this Agreement. Each of the Company and Hudspeth has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Company and Hudspeth of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Company’s Board and Hudspeth’s Sole Member, as applicable, and no other proceedings on the part of the Company or Hudspeth are necessary to authorize the execution, delivery and performance by the Company and Hudspeth, respectively, of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and Hudspeth and constitutes, and each other agreement, instrument or document executed or to be executed by the Company or Hudspeth in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Company and Hudspeth and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Party enforceable against such Party in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

2.5.         Noncontravention. The execution, delivery and performance by each of the Company and Hudspeth of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of the Articles of Incorporation or Hudspeth’s Certificate, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Company or Hudspeth is a party or by which the Company or Hudspeth or any of their respective properties may be bound, (c) result in the creation or imposition of any Encumbrance upon the properties of the Company or Hudspeth or (d) assuming compliance with the matters referred to in Section 2.6, violate any Applicable Law binding upon the Company or Hudspeth, except, in the case of clauses (b), (c) and (d) of this Section 2.5, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Hudspeth.

2.6.         Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Company or Hudspeth in connection with the execution, delivery or performance by each of the Company and Hudspeth of this Agreement or the consummation by it of the transactions contemplated hereby, other than (a) compliance with any applicable state securities, takeover or merger laws, (b) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (c) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or Hudspeth.

2.7.         Financial Statements. Filed with the SEC Filings is a copy of the Company’s audited consolidated balance sheet as of December 31, 2021, and the related audited consolidated statements of income, unitholders’ equity and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of BF Borgers, CPA, an independent certified public accountant accounting firm (the “Company Financial Statements”). The Company Financial Statements (y) have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, and (z) accurately and fairly present the Company’s consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended.

2.8.         Absence of Undisclosed Liabilities. To the Knowledge of the Company as of the date of this Agreement, the Company has no liability or obligation with respect to the property held by the Company (whether accrued, absolute, contingent, unliquidated or otherwise), except (a) liabilities described in the notes accompanying the Company Financial Statements, (b) liabilities which have arisen since the date of the Company Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (c) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), and (d) other liabilities which, in the aggregate, are not material to the Company.

2.9.         Compliance With Laws. To the Knowledge of the Company, the Company has complied in all respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Company. The Company has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Company has not so complied. The Company has not been charged or, to the Knowledge of the Company, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of the Company will not have a Material Adverse Effect on the Company.

2.10.       Brokerage Fees. Neither the Company nor Hudspeth have retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

2.11.       Listing. The Common Stock is not listed on any securities exchange and will not be eligible for electronic trading through the Depository Trust Company (“DTC”) or any other established clearing corporation.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE MCCABE PARTIES

The McCabe Parties hereby represent and warrant, jointly and severally, to the Company as follows:

3.1.         Organization and Existence.

(a)	Wolfbone is duly organized, validly existing and in good standing under the laws of the State of Texas. Wolfbone has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses as presently conducted. Wolfbone is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its businesses or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Wolfbone, the Orogrande Assets or any Oil and Gas Lease.

(b)	MPC is duly incorporated, validly existing and in good standing under the laws of the State of Texas. MPC has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses as presently conducted. MPC is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its businesses or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Wolfbone, the Orogrande Assets or any Oil and Gas Lease.

3.2.         Authority Relative to this Agreement. Each of the McCabe Parties has all requisite power, authority and legal capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the McCabe Parties of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other proceedings are necessary to authorize the execution, delivery and performance by each of the McCabe Parties of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered by each of the McCabe Parties and constitutes, or when executed will be, duly executed and delivered by such Party and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Party enforceable against such Party in accordance with its respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

3.3.         Noncontravention. The execution, delivery and performance by each of the McCabe Parties of this Agreement and the other Transaction Documents to which it is a party and the consummation by such Party of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a violation of any provision of the governing instruments of such Party, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which it is a party or by which it or any of the Orogrande Assets may be bound, (iii) result in the creation or imposition of any Encumbrance upon the Orogrande Assets or (iv) assuming compliance with the matters referred to in Section 3.4, violate any Applicable Law binding upon the McCabe Parties.

3.4.         Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the McCabe Parties in connection with the execution, delivery or performance by each of the McCabe Parties of this Agreement or the other Transaction Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (a) compliance with any applicable state securities, takeover or merger laws and (b) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

3.5.         Absence of Undisclosed Liabilities. Each McCabe Party has no debts, liabilities or obligations with respect to the Orogrande Assets (whether accrued, absolute, contingent, unliquidated or otherwise).

3.6.         Absence of Certain Changes. As of the date of this Agreement, (a) there has not been any Material Adverse Effect on Wolfbone or any event or condition that might reasonably be expected to result in any Material Adverse Effect on Wolfbone, (b) the businesses of Wolfbone has been conducted only in its ordinary course of business, (c) the McCabe Parties have not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business with respect to Wolfbone, and (d) Wolfbone has not taken any of the actions set forth in Section 4.2 except as permitted thereunder.

3.7.         Tax Matters. As of the Closing Date, all Tax Returns required to be filed with respect to Wolfbone, including those relating to Asset Taxes, severance Taxes and any other Taxes imposed on or with respect to the Orogrande Assets and any production therefrom, required to be filed by Wolfbone, have been timely filed (taking into account any extension of time to file granted or obtained) with the applicable taxing authority, all such Tax Returns are true, correct and complete, and all Taxes due or claimed due by a taxing authority (whether or not shown as due) have been timely and properly paid in full. Wolfbone has complied with all Applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all Applicable Laws. There are no Encumbrances for Taxes (other than for Permitted Encumbrances) upon any of the assets of Wolfbone. There has been no issue raised or adjustment proposed (and to the Knowledge of Wolfbone, none is pending) by the IRS or any other taxing authority in connection with any of such Tax Returns, nor has Wolfbone received any written notice from the IRS or any such other taxing authority that any such Tax Return is being audited or may be audited or examined. Wolfbone has not agreed to the extension or waiver of any statute of limitations on the assessment or collection of any such Tax or with respect to any such Tax Return. Owner is not a “foreign person” within the meaning of Section 1445 (or similar provisions) of the Code. No assets comprising the Orogrande Assets is (a) subject to a Tax partnership agreement or (b) otherwise treated as an interest in a “partnership” as defined in Section 761 of the Code. The acquisition and purchase of the Orogrande Assets will not cause the Company to be liable as a successor or transferee by statute, contract or otherwise for any Taxes for which the McCabe Parties are responsible.

3.8.         Compliance with Laws. Wolfbone has complied in all respects with all Applicable Laws except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on Wolfbone. Wolfbone has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that Wolfbone has not so complied. Wolfbone has not have not, been charged or, to the Knowledge of Wolfbone, threatened with, or under investigation with respect to, any material violation of any Applicable Laws.

3.9.         Legal Proceedings. Except as disclosed on Schedule 3.9, there are no Proceedings pending or, to the Knowledge of Wolfbone, threatened against or involving Wolfbone, the Orogrande Assets, the Oil and Gas Leases or the rights of Wolfbone with respect to the Orogrande Assets. Wolfbone is not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity. There are no Proceedings pending or, to the Knowledge of Wolfbone, threatened against Wolfbone seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect Wolfbone’s ability to consummate the transactions contemplated hereby.

3.10.	Environmental Matters. To the Knowledge of Wolfbone:

(a)	Wolfbone has not received any notifications of any Proceedings pending or threatened against Wolfbone, the Orogrande Assets or any of the lands to which the Orogrande Assets relate, alleging that Wolfbone or any of the Orogrande Assets are in violation of, or otherwise subject to liability under, any Applicable Environmental Law, other than any such notifications that Wolfbone has resolved in accordance with Applicable Environmental Laws.

(b)	Wolfbone has not received any notice of any investigation or inquiry or request for information regarding the Orogrande Assets or the operations under any Oil and Gas Lease from any Governmental Entity under any Applicable Environmental Law, including, without limitation, CERCLA and RCRA.

(c)	There has been no claim against Wolfbone asserting Environmental Liability or another liability for exposure of any Person or property (such as livestock, cattle, horses, pigs, goats, sheep and chickens, but not real property) to Hazardous Materials in connection with any of the Orogrande Assets, or under any Oil and Gas Leases that Wolfbone or the responsible Person has not resolved.

3.11.       No Alienation; Title. Except related to the Meta Materials Deed of Trust, the McCabe Parties have not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Orogrande Assets. Except for Permitted Encumbrances, Wolfbone has no less than a 22.6249% working interest in the Oil and Gas Leases with no less than a 16.968675% net revenue interest, and no lien, encumbrance, or other title defect exists against the Orogrande Assets, save and except for any Permitted Encumbrances and the Meta Materials Deed of Trust.

3.12.       Contracts. To the Knowledge of the McCabe Parties:

(a)	(i) Wolfbone is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under any Contracts, and (ii) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists under any Contracts, to the extent such breach or default (whether by Wolfbone or such third party) could reasonably be expected to have a Material Adverse Effect on the Orogrande Assets after the Closing Date;

(b)	All payments (including all delay rentals, royalties and shut-in royalties) owing under Contracts have been and are being made (timely, and before the same became delinquent) by third parties where the non-payment of same by a third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Orogrande Assets after the Closing Date.

For the purposes of the representations contained in this Section 3.12 (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Wolfbone or any Lessee under a Contract, shall be considered material.

3.13.       Area of Mutual Interest and Other Agreements; Tax Partnerships. No Orogrande Asset is subject to any area of mutual interest agreements, and no Orogrande Asset is subject to any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Closing Date. No Orogrande Asset is subject to (or has related to it) any Tax partnership.

3.14.       Payment of Expenses. All expenses relating to the ownership of the Orogrande Assets, have been, and are being, paid (timely, and before the same become delinquent) by Wolfbone, except such expenses as are disputed in good faith by Wolfbone and for which an adequate accounting reserve has been established by Wolfbone.

3.15.       Oral Contracts. Wolfbone has not entered into any oral contract with respect to the Orogrande Assets.

3.16.       Preferential Rights and Consents to Assign. There are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for the McCabe Parties to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of such Party.

3.17.       No Participating Minerals. The Orogrande Assets do not include any unleased or other mineral interest where Wolfbone has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.

3.18.       Brokerage Fees. The McCabe Parties have not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

3.19.       Investment Intent. The Owner is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect. The Owner has carefully reviewed this Agreement, the filings of the Company with the Securities and Exchange Commission (the “SEC Filings”), the Articles of Incorporation and other documentation relating to the Company and have had such opportunity as deemed necessary by the Owner and its advisors and Affiliates to ask questions of the Company and its Affiliates, officers and employees to enable the Owner to make an informed investment decision concerning the receipt of the Subject Shares pursuant to the transactions contemplated by this Agreement, the operation of the Company, and the investment risks associated with the Owner’s investment in the Company.

ARTICLE IV
CONDUCT OF WOLFBONE PENDING CLOSING; CERTAIN ACTIONS RELATING TO CLOSING

4.1.         Conduct and Preservation of the Business of Wolfbone. The McCabe Parties hereby covenants and agree with the Company that, except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, Wolfbone (a) shall conduct its operations according to the ordinary course of business and in material compliance with all Applicable Laws and (b) shall use their reasonable best efforts to preserve, maintain and protect the Orogrande Assets.

4.2.         Restrictions on Certain Actions of Wolfbone. Except as otherwise expressly provided in this Agreement, prior to the Closing Date, Wolfbone shall not, without the consent of the Company:

(a)	mortgage or pledge any of the Orogrande Assets or create or suffer to exist any Encumbrance thereupon, other than the Permitted Encumbrances;

(b)	sell, lease, transfer or otherwise dispose of, directly or indirectly, any of the Orogrande Assets, except in the ordinary course of business;

(c)	amend, modify or change any existing lease or contract with respect to the Orogrande Assets, other than in the ordinary course of the business;

(d)	waive, release, grant or transfer any rights of value relating to the Orogrande Assets, other than in the ordinary course of business;

(e)	delay payment of any account payable or any known or accrued liability relating to the Orogrande Assets beyond the earlier of thirty (30) days or its due date or the date when such liability would have been paid in the ordinary course of business, unless such delay is due to a good faith dispute as to liability or amount;

(f)	permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to the Orogrande Assets other than in connection with any advance renewal or replacement of an existing insurance policy;

(g)	except as set forth in this Section 4.2, take any action that would make any of the representations or warranties of Wolfbone untrue as of any time from the date of this Agreement to the Closing Date, or would result in any of the conditions set forth in this Agreement not being satisfied;

(h)	merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any other Person;

(i)	amend any Tax Returns, make any election, adopt any accounting method or fiscal year, or take any position in any Tax Returns relating to Wolfbone that is inconsistent with any such election, account method, fiscal year or position previously made, adopted or taken with respect to Wolfbone; or

(j)	agree in writing or otherwise to take any of the actions described in this Section 4.2.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1.         Access to Information; Confidentiality. Subject to the requirements of any confidentiality agreement by which it is presently bound, the McCabe Parties hereby agree to provide the Company copies of the Records (a) in its possession or control, or (b) received by it subsequent to the date hereof and prior to the Closing Date as soon as reasonably practicable after the date of receipt of such Records. From the date hereof through the Closing, Wolfbone shall afford the Company and their representatives reasonable access to the offices and personnel of Wolfbone, and the Records during normal business hours, in order that the Company may have a full opportunity to make such investigations as it desires with respect to the Orogrande Assets; provided that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Wolfbone or impede the efforts of Wolfbone to comply with their other obligations under this Agreement. From and after the Closing, the Owner and MPC shall, and shall cause their respective Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person (“Representatives”) to hold, in confidence any and all confidential or proprietary information, whether written or oral, concerning the Company, Wolfbone or the Orogrande Assets (“Confidential Information”), except to the extent that the Owner or MPC can show that such information (a) is generally available to and known by the public through no fault of such Party, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by the Owner or MPC, any of their Affiliates or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Owner, MPC or any of their Affiliates or their respective Representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Applicable Law, such Party shall promptly notify the Company in writing and shall disclose only that portion of such Confidential Information that such Party is advised by its counsel is legally required to be disclosed, provided that such Party shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

5.2.         Notification of Certain Matters. Each Party shall give prompt notice to the other Parties of (a) any fact or circumstance that would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.2 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in ARTICLE 6 or (iii) limit or otherwise affect the remedies available hereunder to any Party receiving such notice.

5.3.         Reasonable Best Efforts. Each Party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (a) cooperating in determining whether any other consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby, (b) using its reasonable best efforts to obtain any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (c) using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) using its reasonable best efforts to defend, and to cooperate in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (e) executing of any additional instruments necessary to consummate the transactions contemplated hereby.

5.4.         Public Announcements. The Company may from time-to-time make such press releases or otherwise make public statements with respect to this Agreement of the transactions contemplated hereby as the Company deems appropriate, in its sole discretion. The McCabe Parties shall not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company.

5.5.         Amendment of Schedules and Exhibits. Each Party hereto agrees that, with respect to the representations and warranties of such Party contained in this Agreement, such Party shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 6.2(a) and Section 6.3(a) have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto. The Parties agree to amend or supplement any of the Exhibits in order to effectuate the transactions contemplated hereto provided that the obligations under this Section 5.5 shall not cured any default under this Agreement caused by incorrect information being listed on an Exhibit.

5.6.         Fees and Expenses. All fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred.

5.7.         Post-Closing Assurances and Access to Records. After the Closing, the Parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereunto. For a reasonable period of time not to exceed seven (7) years, after the Closing, the Owner and MPC shall grant Wolfbone and its authorized representatives reasonable access (including copying privileges at Wolfbone’s sole cost and expense) during normal business hours to all Records of Wolfbone pertaining to the Orogrande Assets and not included in the Orogrande Assets, where such Records may be located for the purpose of prosecuting or defending claims, lawsuits or other proceedings, for audit purposes, or to comply with legal process, rules, regulations or orders of any board, agency, tribunal or government.

5.8.         SEC Reporting; Financial Statements. Each of the McCabe Parties acknowledges that the Company may be required to include certain financial information relating to the Orogrande Assets (“Financial Statements”) in documents filed with the SEC by the Company pursuant to the Securities Act or the Exchange Act, and that such Financial Statements may be required to be audited. In that regard, each of the McCabe Parties and their respective Affiliates shall cooperate with the Company, and provide the Company reasonable access to such records and personnel as the Company may reasonably request to enable the Company, and their representatives and accountants to create and audit any Financial Statements that the Company deems necessary. The McCabe Parties shall consent to the inclusion or incorporation by reference of the Financial Statements in any registration statement, report or other document of the Company to be filed with the SEC in which the Company reasonably determines that the Financial Statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act. Upon request of the Company or any of its Affiliates, each of the McCabe Parties shall use reasonable best efforts to cause the external audit firm that audits the Financial Statements to consent to the inclusion or incorporation by reference of its audit opinion with respect to the audited Financial Statements in any such registration statement, report or other document. Each of the McCabe Parties shall provide the Company, its Affiliates and their independent accountants with access to (i) any audit work papers of Wolfbone’s independent accountants of any of the McCabe Parties and (ii) any management representation letters related to Wolfbone provided by the McCabe Parties to their respective independent accountants.

ARTICLE VI
CONDITIONS

6.1.         Conditions to Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)	Legal Proceedings. Except for litigation disclosed on Schedule 3.9, no preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Entity, shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby; and no Proceeding by a Governmental Entity shall have been commenced or threatened (and be pending or threatened on the Closing Date) against the Company, Wolfbone or the Orogrande Assets, or any of their respective Affiliates, associates, directors, or officers seeking to prevent or challenging the transactions contemplated hereby.

(b)	Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing.

(c)	Certificate of Merger. Each of Hudspeth, Wolfbone and MPC shall have executed and delivered to the Company the Certificate of Merger.

(d)	Affidavit of Mergers and Conveyances. The Parties shall have executed and delivered to the Company the Affidavit of Merger conveying the Orogrande Assets and MPC Assets and such deeds (in reasonable and local customary form and warranting title only as against the claims of parties claiming by, through or under Wolfbone) and other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Company shall reasonably deem necessary or appropriate to vest in or confirm to the Company title to the Orogrande Assets, which shall be transferred at the Closing.

6.2.         Conditions to Obligation of the McCabe Parties. The obligations of the McCabe Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)	Representations and Warranties. All the representations and warranties of the Company and Hudspeth contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

(b)	Covenants and Agreements. The Company and Hudspeth shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)	No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company or Hudspeth.

(d)	Certificates. The McCabe Parties shall have received a certificate from the Company and Hudspeth, dated the Closing Date, representing and certifying that the conditions set forth in Section 6.1 and Section 6.2 have been fulfilled.

(e)	Subject Shares. The Owner shall have received evidence of the issuance of the Subject Shares.

6.3.         Conditions to Obligation of the Company and Hudspeth. The obligation of the Company and Hudspeth to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)	Representations and Warranties. All the representations and warranties of the McCabe Parties contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

(b)	Covenants and Agreements. The McCabe Parties shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)	No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Wolfbone or the Orogrande Assets.

(d)	Certificates. The Company and Hudspeth shall have received a certificate from the McCabe Parties, dated the Closing Date, representing and certifying that the conditions set forth in Section 6.1 and Section 6.3 have been fulfilled.

(e)	FIRPTA Certificate. The Owner shall have delivered to the Company a certificate of non-foreign status satisfying the requirements of Treasury Regulations Section 1.1445-2(b) in a form satisfactory to the Company.

(f)	Due Diligence. In consideration of the time and expense to be incurred by the Company in connection with the transactions contemplated hereby, the due diligence investigation of the Company with respect to the Orogrande Assets shall have been completed to the satisfaction of the Company, in its sole discretion, including but not limited to confirmation of the accuracy of the representations and warranties contained in ARTICLE 3 of this Agreement.

(g)	Fairness Opinion. The Board has received the opinion (the “Fairness Opinion”) of an independent investment bank or evaluation firm to the effect that, as of such date, subject to certain assumptions, limitations, qualifications and other matters, the consideration to be received by the Company under this Agreement is fair.

ARTICLE VII
PRODUCTION, PROCEEDS, EXPENSES AND TAX MATTERS

7.1.         Division of Ownership. From and after the Closing, all Production from the Orogrande Assets, together with (a) the proceeds of such Production and any other amounts attributable to the Orogrande Assets and (b) any other proceeds received by Owner or MPC attributable to the Orogrande Assets, from whatever source, including, without limitation, any bonuses, delay rentals, royalty payments, overriding royalty payments and shut-in royalty payments, suspense releases, legal proceeds (collectively herein called the “Wolfbone-Entitled Production and Proceeds”), shall be owned by Wolfbone, and should Owner or MPC receive payment for any such Wolfbone-Entitled Production and Proceeds, MPC, on behalf of itself and the Owner, shall within ten (10) Business Days after the end of each calendar month during which any such payments are received, either endorse and deliver to Wolfbone any checks received by MPC or the Owner attributable to such Wolfbone-Entitled Production and Proceeds or transfer any cash proceeds by wire transfer to an account designated by Wolfbone.

7.2.         Division of Expenses. Except as otherwise provided in Section 7.4, all costs and expenses incurred in connection with the Orogrande Assets prior to the Closing Date shall be borne and timely paid by the Owner pursuant to Section 4.2(e).

7.3.         Recording and Transfer Expenses. The Company shall pay all costs of recording and filing (a) the instruments delivered hereunder for the Orogrande Assets, (b) all state, federal and other territories transfer and assignment documents, and (c) all other instruments.

7.4.         Taxes.

(a)	Tax Related Indemnity Payments. The Owner shall fully and timely pay all Excluded Taxes and shall indemnify and hold the Company harmless from all Excluded Taxes in accordance with Section 9.2(a)(iv).

(b)	Transfer Taxes. The Owner shall be responsible for and shall pay 100% of all Transfer Taxes when due. The Company and the Owner shall cooperate to obtain all available exemptions from the foregoing Transfer Taxes.

(c)	Apportionment of Taxes. The Owner shall bear all Asset Taxes for any Pre-Closing Date Tax Period, and the Company shall bear all Asset Taxes for any Post-Closing Date Tax Period. If any Asset Tax (or Asset Tax refund) relates to a period that begins before and ends after the Closing Date, the Owner and the Company shall use the following conventions for determining the portion of such Asset Tax (or Asset Tax refund) that relates to a Pre-Closing Date Tax Period and which relates to a Post-Closing Date Tax Period: (A) Asset Taxes that are attributable to the severance or production of hydrocarbons shall be deemed allocated to the period in which associated revenues, net of severance or production Taxes, are received; (B) in the case of Asset Taxes that are property or ad valorem Taxes and other similar Taxes imposed on a periodic basis, the amount of such Taxes (or Tax refunds) attributable to the Pre-Closing Date Tax Period shall be determined by multiplying such Taxes for the entire period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period, and the remaining amount of such Taxes (or Tax refunds) shall be attributable to the Post-Closing Date Tax Period; and (C) in the case of all other Asset Taxes, the amount of Asset Taxes (or Asset Tax refunds) attributable to the Pre-Closing Date Tax Period shall be determined as if a separate return was filed for the period ending as of the end of the day on the Closing Date using a “closing of the books methodology,” and the remaining amount of the Taxes (or Tax refunds) for such period shall be attributable to the Post-Closing Date Tax Period; provided, however, that for purposes of clause (C), exemptions, allowances, or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be apportioned between the Pre-Closing Date Tax Period and the Post-Closing Date Tax Period in proportion to the number of days in each such period. For the avoidance of doubt, the Owner shall bear (X) all Income Taxes attributable to the Orogrande Assets for all Pre-Closing Date Tax Periods and (Y) all Income Taxes imposed by Applicable Law on Wolfbone or its direct or indirect owners resulting from the transactions contemplated by this Agreement.

(d)	Tax Cooperation. The Company and the McCabe Parties shall (i) assist in the preparation and timely filing of any Tax Return (including any claim for a Tax refund) relating to the Orogrande Assets; (ii) assist in any audit or other proceeding with respect to Taxes or Tax Returns relating to the Orogrande Assets; (iii) make available any information, records, or other documents relating to any Taxes or Tax Returns relating to the Orogrande Assets; (iv) provide any information required to allow the other party to comply with any information reporting or withholding requirements contained in the Code or other Applicable Laws; and (v) provide certificates or forms, and timely execute any Tax Return that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax.

7.5.         Casualty Loss. If any Casualty Loss occurs prior to the Closing, (a) Wolfbone shall continue to hold the affected Orogrande Asset at Closing, notwithstanding such Casualty Loss, (b) each of the McCabe Parties shall transfer all unpaid insurance proceeds, claims, awards, and other payments arising out of such Casualty Loss to the Company and (c) each of the McCabe Parties shall transfer to the Company an amount equal to all cash sums, if any, paid to Wolfbone prior to Closing as insurance proceeds, awards or other payments arising out of such Casualty Loss.

ARTICLE VIII
TERMINATION

8.1.         Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a)	By unanimous written consent of the Parties hereto;

(b)	By Wolfbone or the Company, if:

i)	The Closing shall not have occurred on or before March 31, 2023, unless such failure to close shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i); or

ii)	There shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

(c)	By a McCabe Party, if (i) any of the representations and warranties of the Company or Hudspeth contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, (ii) if any of the conditions for Closing set forth in Section 6.2 is not satisfied by the Closing Date; or (iii) the Company or Hudspeth shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of such Party under this Agreement, and, in the case of each of clauses (i) and (iii) of this Section 8.1(c), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within thirty (30) days of notice thereof by the McCabe Party.

(d)	By the Company, if (i) any of the representations and warranties of any McCabe Party contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.3(a) would not be satisfied; (ii) if any of the conditions for Closing set for in Section 6.3 is not satisfied by the Closing Date; or (iii) any McCabe Party shall have failed to fulfill in any material respect any of their material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (ii) of this Section 8.1(d), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within thirty (30) days of notice thereof by the Company.

8.2.         Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by the Company or a McCabe Party, written notice thereof shall forthwith be given to the Company or such McCabe Party, as applicable, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any party hereto or the general partner of the Company, or any of their respective directors, managers, officers, employees, shareholders, unitholders, partners or representatives, except that the agreements contained in this ARTICLE 8 and ARTICLE 10 shall survive the termination hereof. Nothing contained in this Section 8.2 shall otherwise relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

ARTICLE IX
INDEMNIFICATION

9.1.         Survival of Representations, Warranties, Covenants and Agreements. All of the representations and warranties of the Company and Hudspeth in ARTICLE 2 and the McCabe Parties in ARTICLE 3 shall survive the Closing and continue in full force and effect through and including the date that is twelve months immediately following the Closing; provided, that the representations and warranties in (i) Section 3.1 (Organization and Existence), Section 3.2 (Authority Relative to this Agreement), Section 3.3 (Noncontravention), Section 3.4 (Governmental Approvals) and Section 3.18 (Brokerage Fees) shall survive indefinitely, and (ii) Section 3.7 (Tax Matters) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All other covenants and agreements contained in this Agreement shall survive the Closing until fully performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

9.2.         Indemnification.

(a)	Subject to Section 9.1, the Owner and MPC, jointly and severally, hereby agree to indemnify, defend and hold the Company and its Affiliates and their respective directors, managers, officers, employees, stockholders, unitholders, members, partners, agents, attorneys, representatives, successors and assigns (collectively, the “Company Indemnified Parties”) harmless from and against, and pay to the applicable Company Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees and the cost of enforcing any right to indemnification hereunder), or any diminution in value, whether or not involving a third party claim (individually, a “Loss” and, collectively, “Losses”):

i)	based upon, attributable to or resulting from the failure of any of the representations or warranties made by the McCabe Parties in the Transaction Documents to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date;

ii)	based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the McCabe Parties under any Transaction Document;

iii)	relating to the Orogrande Assets, arising from or relating to the ownership or actions or inactions of the McCabe Parties on or prior to the Closing Date; and

iv)	based upon, attributable to or resulting from the MPC Assets or Excluded Taxes.

The aggregate of all losses for which the Owner and MPC shall be liable pursuant to this Section 9.2(a) shall not exceed $15,000,000.

(b)	Subject to Section 9.1, the Company hereby agrees to indemnify, defend and hold the McCabe Parties and their Affiliates and their respective stockholders, unitholders, directors, managers, employees, members, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “McCabe Indemnified Parties”) harmless from and against, and pay to the applicable McCabe Indemnified Parties the amount of, any and all Losses:

i)	based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Company or Hudspeth in any Transaction Document to be true and correct in all respects at the date hereof and as of the Closing Date;

ii)	based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Company or Hudspeth under any Transaction Document; and

iii)	relating to the Orogrande Assets, arising from or relating to the ownership or actions or inactions of the Company after the Closing Date.

The aggregate amount of all Losses for which the Company shall be liable pursuant to this Section 9.2(b) shall not exceed $15,000,000.

(c)	The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in the Transaction Documents shall not be affected by any investigation conducted at any time, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements. The remedy of indemnification set forth in this ARTICLE 9 shall be in addition to any other remedies that any indemnified party may have under Applicable Laws (whether asserted in a proceeding at law or in equity).

9.3.	Indemnification Procedures.

(a)	A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought; provided that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this ARTICLE 9.

(b)	If any indemnified party receives notice of the assertion or commencement of any action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a “Third Party Claim”) against such indemnified party with respect to which the indemnifying party is obligated to provide indemnification under this Agreement, the indemnified party shall give the indemnifying party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the indemnifying party of its indemnification obligations, except and only to the extent that the indemnifying party forfeits rights or defenses by reason of such failure. The indemnifying party shall have the right to participate in, or by giving written notice to the indemnified party, to assume the defense of any Third Party Claim at the indemnifying party’s expense and by the indemnifying party’s own counsel, and the indemnified party shall cooperate in good faith in such defense. In the event that the indemnifying party assumes the defense of any Third Party Claim, subject to Section 9.3(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the indemnified party. The indemnified party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the indemnifying party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the indemnified party, provided, that if in the reasonable opinion of counsel to the indemnified party, (A) there are legal defenses available to an indemnified party that are different from or additional to those available to the indemnifying party; or (B) there exists a conflict of interest between the indemnifying party and the indemnified party that cannot be waived, the indemnifying party shall be liable for the reasonable fees and expenses of counsel to the indemnified party in each jurisdiction for which the indemnified party determines counsel is required. If the indemnifying party elects not to compromise or defend such Third Party Claim, fails to promptly notify the indemnified party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the indemnified party may, subject to Section 9.3(c), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.

(c)	Notwithstanding any other provision of this Agreement, the indemnifying party shall not enter into settlement of any Third Party Claim without the prior written consent of the indemnified party, except as provided in this Section 9.3(c). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the indemnified party and provides, in customary form, for the unconditional release of each indemnified party from all liabilities and obligations in connection with such Third Party Claim and the indemnifying party desires to accept and agree to such offer, the indemnifying party shall give written notice to that effect to the indemnified party. If the indemnified party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the indemnified party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the indemnifying party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the indemnified party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the indemnifying party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the indemnified party has assumed the defense pursuant to Section 9.3(b), it shall not agree to any settlement without the written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

ARTICLE X
MISCELLANEOUS

10.1.       Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by electronic mail transmission, with read receipt requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

If to the McCabe Parties:	McCabe Petroleum Corporation
500 W Texas, Ste 890
Midland, TX, 79701
Attn: Gregory McCabe

If to the Company or Hudspeth:	Next Bridge Hydrocarbons, Inc.
6300 Ridglea Place, Suite 950
Fort Worth, TX 76116
Attn: Luke Hawkins

With a copy to (which shall not constitute notice)	O’Melveny & Myers, LLP
2501 N. Harwood Ave., #1700
Dallas, TX 75201
Attn: Jason Schumacher

Such notices, requests, demands and other communications shall be effective (x) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (y) if mailed, the date of delivery as shown by the return receipt therefor or (z) if sent by electronic mail transmission, with read receipt requested, when the answer back is received.

10.2.       Entire Agreement. This Agreement, together with the schedules, exhibits, the other Transaction Documents and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.3.       Binding Effect; Assignment; Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties. Notwithstanding the foregoing, Hudspeth shall have the right to assign this Agreement and its rights, interests and obligations hereunder to an Affiliate without the prior written consent of the other Parties hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.4.       Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

10.5.       Governing Law; Consent to Jurisdiction.

(a)	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to maintenance of any action or proceeding so brought.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF DALLAS, TEXAS AND COUNTY OF DALLAS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5(c).

10.6.       Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

10.7.       Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

10.8.       References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.” Each reference herein to a schedule or exhibit refers to the item identified separately in writing by the parties hereto as the described schedule or exhibit to this Agreement. All schedules and exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

10.9.       Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

10.10.     Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to seek specific performance of the provisions of this Agreement. Notwithstanding the foregoing, or anything else in this Agreement to the contrary, if Wolfbone is entitled to terminate this Agreement under Section 8.1(c) due to a failure by the Company to perform its obligation to proceed with Closing, Wolfbone may, as its sole and exclusive remedy, terminate this Agreement.

10.11.     Amendment. Any provision of this Agreement (including the Exhibits hereto) may be amended, to the extent permitted by law, if, and only if, such amendment is in writing and signed by the parties hereto.

10.12.     Waiver. Any of the parties to this Agreement may (a) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (b) waive compliance by the other parties with any of the other’s agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.13.     NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO SUCH OTHER PARTY’S INDEMNIFIED PARTIES FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE OR BUSINESS INTERRUPTIONS. EACH PARTY RELEASES THE OTHER PARTIES AND WAIVES ANY RIGHT OF RECOVERY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE CAUSED BY A PARTY’S NEGLIGENCE (AND REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT, ACTIVE, PASSIVE OR GROSS NEGLIGENCE), FAULT, OR LIABILITY WITHOUT FAULT; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING AN OBLIGATION OF A PARTY TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY AGAINST CLAIMS ASSERTED BY THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES. NOTWITHSTANDING ANYTHING IN THIS SECTION 10.13 OR ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, NOTHING IN THIS SECTION 10.13 SHALL BE CONSTRUED AS LIMITING ANY PERON’S ABILITY TO RECOVER ANY DIRECT DAMAGES (INCLUDING ANY PAYMENT OBLIGATIONS UNDER THIS AGREEMENT THAT ARE DIRECT DAMAGES) AS PROVIDED UNDER TEXAS LAW.

ARTICLE XI
DEFINITIONS

11.1.     Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

“Affidavit of Merger” shall mean the Affidavit of Merger and Stipulation of Interest, evidencing the Merger, in the form attached to this Agreement as Exhibit G.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person.

“Applicable Environmental Law” shall mean all Applicable Laws pertaining to the protection of the environment (e.g., prevention of pollution and remediation of contamination) and human health and safety, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2702 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; the Noise Control Act, 42. U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; and the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq.; and all analogous applicable state and local Applicable Laws, including, without limitation, Tex. Nat. Res. Code, Title 3 (Oil and Gas) and 16 Tex. Admin. Code. pt. 1 (Railroad Commission of Texas).

“Applicable Law” shall mean any federal, state, local, or municipal statute, law, common law, constitution, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity, or any treaty or other legally enforceable directive or requirement, to which a specified person or property is subject.

“Articles of Incorporation” shall mean the First Amended and Restated Articles of Incorporation of the Company filed with the State of Nevada on or about June 30, 2022.

“Asset Taxes” shall mean ad valorem, property (real, personal or mixed), excise, severance, production, sales, use, or similar Taxes (excluding, for the avoidance of doubt, any Income Taxes and Transfer Taxes) based upon or measured by the ownership or operation of the Orogrande Assets or the production of hydrocarbons therefrom or the receipt of proceeds therefrom.

“Burden” shall mean any and all royalties (including lessors’ royalties and non-participating royalties), overriding royalties, reversionary interests, net profits interests, production payments and other burdens upon, measured by or payable out of production.

“Business Day” shall mean a day on which banks are open for the transaction of business in Dallas, Texas.

“Casualty Loss” shall mean, with respect to all or any major portion of any of the Orogrande Assets, any destruction by fire, blowout, storm or other casualty or any taking, or pending or threatened taking, in condemnation or expropriation or under the right of eminent domain of any of the Orogrande Assets or portion thereof, in each case prior to the Closing.

“Certificate of Merger” shall mean the Certificate of Merger, in the form attached hereto as Exhibit H.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the shares of common stock, par value $0.0001 per share, of the Company.

“Disposal” shall mean disposal as defined under RCRA § 103(3), 42 U.S.C. § 6903(3).

“Effective Time” shall mean 12:01 a.m. Central Standard Time on January 1, 2023 or such later date on which the Secretary of State of the State of Texas accepts filing of the Certificate of Merger.

“Encumbrances” shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

“Environmental Condition” shall mean any event occurring or condition existing prior to the Closing Date with respect to the Orogrande Assets, or a Hazardous Materials Release or Disposal on or to the environment at any Orogrande Asset, any of which has caused or may later cause any Orogrande Asset to be subject to Remediation under, or not to be in compliance with, any Applicable Environmental Law.

“Environmental Liability” shall mean any cost, damage, expense, liability, obligation, or other responsibility arising from or under either an Applicable Environmental Law or relating to an Environmental Condition.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Records” shall mean Wolfbone’s books and records which are any of the following:

(a)	attorney-client-privileged communications and work product of Wolfbone’s legal counsel (other than title opinions);

(b)	any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted or prohibited by third-party agreement or Applicable Laws; and

(c)	any and all books, records, data, files, maps and accounting records that relate to the ownership and operation of the surface of the MPC Assets.

“Excluded Taxes” means (a) the following Taxes: (i) all Asset Taxes that relate to the Orogrande Assets or any employee of Wolfbone for any Pre-Closing Date Tax Period; (ii) all Taxes of, or imposed on, Wolfbone; and (iii) all Transfer Taxes of, or imposed on, Wolfbone (including to the extent related to the Orogrande Assets or any employees of Wolfbone); and (b) any liability of the Company for any Taxes referred to in clause (a) whether imposed directly, as a transferee or successor, pursuant to joint and/or several liability, pursuant to a Contract, by an obligation to withhold or otherwise.

“Governmental Entity” shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

“Hazardous Materials” shall mean any (i) chemical, constituents, material, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity or may form the basis of liability under any Applicable Environmental Law; (ii) asbestos containing material, lead-based paint, polychlorinated biphenyls, or radon; and (iii) petroleum, Oil and Gas, or petroleum products.

“Income Taxes” means any income, franchise and similar Taxes based upon, measured by, or calculated with respect to gross or net income, profits, capital, or similar measures (or multiple bases, including corporate, franchise, business and occupation, business license, or similar Taxes, if gross or net income, profits, capital, or a similar measure is one of the bases on which such Tax is based, measured, or calculated).

“IRS” shall mean the Internal Revenue Service of the United States.

“Knowledge” shall be deemed to exist if any individual who is serving as an officer of such Person (or in any similar capacity) is actually aware of the fact or other matter in question; or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; provided, however, that nothing in this definition or otherwise in this Agreement shall impose a duty of inquiry on the part of the McCabe Parties with respect to the existence or lack thereof of any Permit required of any Lessee or with respect to any Environmental Condition affecting any of the Orogrande Assets.

“Lessee” shall mean any lessee under any Oil and Gas Lease.

“Material Adverse Effect” shall mean with respect to any person, property or asset any adverse change or adverse condition in or relating to the financial condition of such person, including its subsidiaries, property or asset that is material to such person, its subsidiaries, property or asset; provided that any prospective change or changes in the conditions listed above or relating to or resulting from (i) the transactions contemplated by this Agreement (or the announcement of such transactions), (ii) any change or changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products or (iii) general economic conditions or local, regional, national or international oil and gas industry conditions, shall not be deemed to constitute a Material Adverse Effect.

“Meta Materials Deed of Trust” means that certain Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production from Wolfbone to Travis Vargo, as Trustee for the benefit of Meta Materials, Inc. dated effective as of September 30, 2021.

“MPC Assets” shall mean all of the Orogrande Excluded Assets and those properties and interests set forth on Exhibit F-2, attached hereto.

“Oil and Gas” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid hydrocarbons, associated gases, vaporous substances or minerals.

“Orogrande Assets” shall mean, save and except for the Orogrande Excluded Assets, all of Wolfbone’s interest in the following, free and clear of any Encumbrances created by, through or under Wolfbone other than Permitted Encumbrances:

(a)	all of Wolfbone’s undivided interests in and to the oil and gas leases covering the Contract Area including such oil and gas lease described in Exhibit A (collectively, the “Oil and Gas Leases”) and the lands covered thereby, including the lands pooled, unitized or communitized therewith (the “Lands”), and all right, title and interest of Wolfbone in and to the leasehold estates created by the Oil and Gas Leases;

(b)	any oil, gas, water, monitoring or injection wells located on the Lands whether producing, operating, plugged, permanently abandoned, shut-in or temporarily abandoned, including the wells described in Exhibit B (collectively, the “Wells”) (including the right to recomplete inside of the wellbore of each Well in a shallower zone than the producing formation of such Well);

(c)	the pipelines and facilities associated or used in connection with the Wells and Contract Area, including production units, flow lines and compression facilities, and all real property, tangible personal property, equipment, fixtures, improvements, permits, rights-of-way, easements, servitudes and other rights to use the surface or subsurface (including those rights-of-way, surface or subsurface use agreements, easements and servitudes described in Exhibit C) (collectively, the “ROWs”), in each case used or held for use in connection with the exploration, development, production, gathering, treatment, handling, processing, storing, transporting, sale or disposal of Oil and Gas or water produced from or attributable to the Units, including all equipment installed on the Oil and Gas Leases, the Lands or the Wells as of the Effective Time;

(d)	The surface estate of the lands used in connection with the operations of the Oil and Gas Leases and Wells, including, without limitation, such surface estates described on Exhibit D together with all improvements, fixtures, field offices, buildings, structures and appurtenances located on such real property (collectively, the “Surface Property”);

(e)	The unitization, pooling and communitization agreements, declarations and orders, and the units created thereby and all other such agreements covering all or any portion of the Oil and Gas Leases (the “Units” and together with the Oil and Gas Leases, Lands, the ROWs, and the Surface Property, the “Orogrande Properties”);

(f)	All Oil and Gas in, on, under, or produced from or attributable to the Orogrande Properties at and after the Effective Time, and the proceeds thereof, and all Oil and Gas inventories from or attributable to the Orogrande Properties that are in storage as of the Effective Time;

(g)	The tangible personal property, fixtures, improvements, equipment, materials and inventory used on or associated with or held for use in connection with the ownership, operation or development of the Orogrande Properties that are physically located within the Contract Area (the “Inventory”);

(h)	To the extent related to the Orogrande Properties and not constituting Excluded Records, (i) all data, files or records in the control or possession of Wolfbone pertaining to the ownership of the Orogrande Assets, including but not limited to all abstracts of title, accounting records, financial reports and projections, escrow reports, books, division order files, documents evidencing the prices currently being paid for production, engineering data, geological and geophysical reports, lease files, logs, maps, pressure data, production records, supplemental abstracts of title, title curative materials, title opinions, title reports, notices, evidence of payment, correspondence and other data; (ii) Contract files; (iii) operations, environmental, production and accounting records; (iv) production, facility and well records and data; and (v) Asset Tax records (whether originals or photocopies) (the “Records”);

(i)	Without limiting the foregoing, and excepting only the MPC Assets, any oil and gas properties or interests located in the “Contract Area” shown on Exhibit E including all other right, title and interest (of whatever kind of character, whether legal or equitable, and whether vested or contingent) of Wolfbone in and to any (1) Oil and Gas produced from lands located within the Contract Area after the Effective Time and (2) property, rights and obligations with respect to the Contract Area ((1) and (2) include interests in oil, gas and/or mineral leases, Burdens, fee mineral interests, fee royalty interests, and any other interest insofar as they cover, or arise with respect to, the Contract Area); and

(j)	All contracts and agreements that are reasonably necessary to own, explore, develop, operate, maintain or use the Orogrande Assets (along with the Oil and Gas Leases and the ROWs, collectively, the “Contracts”)

(k)	All rights, claims and causes of action to the extent attributable to the Orogrande Assets described in this definition “Orogrande Assets” insofar as such rights, claims and causes of action arise on or after the Effective Time

“Orogrande Excluded Assets” means all of the following:

(a)	All rights, claims and causes of action whether arising before, on or after the Effective Time, to the extent such rights, claims and causes of action relate to any of Wolfbone’s cure, remediation or indemnity obligations under this Agreement;

(b)	Any accounts receivable, trade accounts or any other receivables attributable to the Orogrande Assets accruing or attributable to the period before the Effective Time;

(c)	All contracts of insurance or indemnity and any Oil and Gas sale agreements;

(d)	All Oil and Gas from or attributable to the Orogrande Assets with respect to all periods prior to the Effective Time, and all proceeds attributable thereto;

(e)	All claims for refunds of Taxes of Wolfbone before the Effective Time;

(f)	The Excluded Records; and

(g)	Those assets described on Exhibit F-1.

“Other Minerals” shall mean sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value whether or not generally produced from a wellbore in conjunction with the production of Oil and Gas.

“Permits” shall mean licenses, permits, franchises, consents, approvals, variances, exemptions, waivers and other authorizations of or from Governmental Entities or pursuant to any Applicable Law or Applicable Environmental Law.

“Permitted Encumbrances” shall mean (i) liens for Taxes not yet due and payable, and (ii) statutory liens (including materialmen’s, mechanic’s, repairmen’s landlord’s, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable.

“Person” (whether or not capitalized) shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

“Post-Closing Date Tax Period” means any Tax period (or portion of a Tax period) beginning on or after the Closing Date.

“Pre-Closing Date Tax Period” means any Tax period (or portion of a Tax period) ending on or before the Closing Date.

“Proceedings” shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

“Production” shall mean all interests in all Oil and Gas and Other Minerals produced from or allocated to the Orogrande Assets, and any products processed or obtained therefrom.

“reasonable best efforts” shall mean a party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Release” shall mean release as defined under CERCLA § 101(22), 42 U.S.C. § 9601(22).

“Remediate” or “Remediation” shall mean any action or work taken to remove or otherwise remedy any Environmental Condition, including (i) any survey, site assessment, audit, investigation, inspection, sampling, analysis, removal, excavation, pump and treat, cleanup, abatement, corrective action, remediation, Disposal, storage, handling, or treatment required under any Applicable Environmental Law and (ii) any action required to bring any Orogrande Assets into compliance with any Applicable Environmental Law.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Entity, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, real or personal property, excise, severance, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, whether disputed or otherwise, and (b) any liability of Wolfbone for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person as a successor, transferee, by contract, or otherwise.

“Tax Return” shall mean any report, return, election, document, estimated Tax filing, declaration, claim for refund, extensions, information returns, or other filing with respect to any Taxes provided to any Governmental Entity including any schedules or attachments thereto and any amendment thereof.

“TBOC” shall mean the Texas Business Organizations Code, as amended.

“Transaction Documents” shall mean this Agreement, the Certificate of Merger, the Certificate of Formation, the Affidavit of Merger and any document, agreement, instrument or certificate delivered pursuant hereto.

“Transfer Tax” means all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated under this Agreement.

“Treasury Regulations” shall mean the regulations promulgated by the United States Treasury Department under the Code.

11.2.       Certain Additional Defined Terms. In addition to such terms as are defined in Section 11.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term	Section Reference
Agreement	Introduction
Board	Section 2.2(a)
Certificate of Formation	Section 1.1(a)(v)
Closing	Section 1.1(b)
Closing Date	Section 1.1(b)
Closing Settlement Statement	Section 1.3(a)
Company	Introduction
Company Financial Statements	Section 2.7
Company Indemnified Parties	Section 9.2(a)
Confidential Information	Section 5.1
Consideration	Section 1.2
Contracts	Section 11.1(Orogrande Assets)(j)
Contract Area	Section 11.1(Orogrande Assets)(i)
Disputed Amounts	Section 1.3(c)
DTC	Section 2.11
Fairness Opinion	Section 6.3(g)
Financial Statements	Section 5.8
Hudspeth	Introduction
Hudspeth Oil	Recitals
Hudspeth’s Certificate	Section 2.2(b)
Independent Accountant	Section 1.3(c)
Inventory	Section 11.1(Orogrande Assets)(g)
Lands	Section 11.1(Orogrande Assets)(a)
Loss	Section 9.2(a)
McCabe Indemnified Parties	Section 9.2(a)
McCabe Parties	Article 2
Merger	Recitals

Defined Term	Section Reference
MPC	Introduction
Note	Recitals
Oil and Gas Lease	Section 11.1(Orogrande Assets)(a)
Orogrande Obligation	Recitals
Orogrande Properties	Section 11.1(Orogrande Assets)(e)
Owner	Introduction
Party or Parties	Introduction
Preferred Stock	Section 2.3(a)
Properties	Section 1.2
Records	Section 11.1(Orogrande Assets)(h)
Representatives	Section 5.1
Resolution Period	Section 1.3(b)
Review Period	Section 1.3(b)
ROWs	Section 11.1(Orogrande Assets)(c)
SEC Filings	Section 3.19
Sole Member	Section 2.2(b)
Statement of Objections	Section 1.3(b)
Subject Shares	Section 1.2
Surface Property	Section 11.1(Orogrande Assets)(d)
Third Party Claim	Section 9.3(b)
Transfer Agent	Section 1.2
Undisputed Amounts	Section 1.3(c)
Units	Section 11.1(Orogrande Assets)(e)
Wells	Section 11.1(Orogrande Assets)(b)
Wolfbone	Introduction
Wolfbone-Entitled Production and Proceeds	Section 7.1
Wolfbone’s Indemnified Parties	Section 9.2(b)

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its representative thereunto duly authorized, as of the date first written above.

COMPANY:

NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ Clifton DuBose, Jr.
Name:	Clifton DuBose, Jr.
Title:	Chief Executive Officer

HUDSPETH:

HUDSPETH OPERATING, LLC

By:	Hudspeth Oil Corporation, a Texas corporation, its sole member

By:	/s/ Clifton DuBose, Jr.
Name:	Clifton DuBose, Jr.
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

WOLFBONE:

WOLFBONE INVESTMENTS LLC

By:	/s/ Gregory McCabe
Name:	Gregory McCabe
Title:	Manager

MPC:

MCCABE PETROLEUM CORPORATION

By:	/s/ Gregory McCabe
Name:	Gregory McCabe
Title:

OWNER:

/s/ Gregory McCabe
Gregory McCabe

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Oil and Gas Leases

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
1.	115099	All of Section 1, Block A, University Land Survey, Hudspeth County, Texas	687.5	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138149 Official Records of Hudspeth County, TX
2.	115100	All of Section 2, Block A, University Land Survey, Hudspeth County, Texas	689.3	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138150 Official Records of Hudspeth County, TX
3.	115101	All of Section 3, Block A, University Land Survey, Hudspeth County, Texas	691.2	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138151 Official Records of Hudspeth County, TX
4.	115102	All of Section 4, Block A, University Land Survey, Hudspeth County, Texas	693.4	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138152 Official Records of Hudspeth County, TX
5.	115103	All of Section 5, Block A, University Land Survey, Hudspeth County, Texas	695.9	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138153 Official Records of Hudspeth County, TX
6.	115104	All of Section 6, Block A, University Land Survey, Hudspeth County, Texas	698.4	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138154 Official Records of Hudspeth County, TX
7.	115105	All of Section 7, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138155 Official Records of Hudspeth County, TX
8.	115106	All of Section 8, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138156 Official Records of Hudspeth County, TX
9.	115107	All of Section 9, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138157 Official Records of Hudspeth County, TX

1

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
10.	115108	All of Section 10, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138158 Official Records of Hudspeth County, TX
11.	115109	All of Section 11, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138159 Official Records of Hudspeth County, TX
12.	115110	All of Section 12, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138160 Official Records of Hudspeth County, TX
13.	115111	All of Section 13, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138161 Official Records of Hudspeth County, TX
14.	115112	All of Section 14, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138162 Official Records of Hudspeth County, TX
15.	115113	All of Section 15, Block A, University Land Survey, Hudspeth County, Texas	688.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138163 Official Records of Hudspeth County, TX
16.	115114	All of Section 16, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138164 Official Records of Hudspeth County, TX
17.	115115	All of Section 17, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138165 Official Records of Hudspeth County, TX
18.	115116	All of Section 18, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138166 Official Records of Hudspeth County, TX
19.	115117	All of Section 19, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138167 Official Records of Hudspeth County, TX

2

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
20.	115118	All of Section 20, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138168 Official Records of Hudspeth County, TX
21.	115119	All of Section 21, Block A, University Land Survey, Hudspeth County, Texas	688.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138169 Official Records of Hudspeth County, TX
22.	115120	All of Section 22, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138170 Official Records of Hudspeth County, TX
23.	115121	All of Section 23, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138171 Official Records of Hudspeth County, TX
24.	115122	All of Section 24, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138172 Official Records of Hudspeth County, TX
25.	115123	All of Section 25, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138173 Official Records of Hudspeth County, TX
26.	115124	All of Section 26, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138174 Official Records of Hudspeth County, TX
27.	115125	All of Section 27, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138204 Official Records of Hudspeth County, TX
28.	115126	All of Section 28, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138146 Official Records of Hudspeth County, TX
29.	115127	All of Section 29, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138175 Official Records of Hudspeth County, TX

3

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
30.	115128	All of Section 30, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138176 Official Records of Hudspeth County, TX
31.	115129	All of Section 31, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138177 Official Records of Hudspeth County, TX
32.	115130	All of Section 32, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138178 Official Records of Hudspeth County, TX
33.	115131	All of Section 33, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138179 Official Records of Hudspeth County, TX
34.	115132	All of Section 34, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138180 Official Records of Hudspeth County, TX
35.	115133	All of Section 35, Block A, University t and Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138181 Official Records of Hudspeth County, TX
36.	115134	All of Section 36, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138182 Official Records of Hudspeth County, TX
37.	115135	All of Section 37, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138147 Official Records of Hudspeth County, TX
38.	115136	All of Section 38, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138183 Official Records of Hudspeth County, TX
39.	115137	All of Section 39, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138184 Official Records of Hudspeth County, TX

4

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
40.	115138	All of Section 40, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138185 Official Records of Hudspeth County, TX
41.	115139	All of Section 41, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138186 Official Records of Hudspeth County, TX
42.	115140	All of Section 42, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138187 Official Records of Hudspeth County, TX
43.	115141	All of Section 43, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138188 Official Records of Hudspeth County, TX
44.	115142	All of Section 44, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138189 Official Records of Hudspeth County, TX
45.	115143	All of Section 45, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138190 Official Records of Hudspeth County, TX
46.	115144	All of Section 46, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138191 Official Records of Hudspeth County, TX
47.	115145	All of Section 47, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138192 Official Records of Hudspeth County, TX
48.	115146	All of Section 48, Block A, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138193 Official Records of Hudspeth County, TX
49.	115147	All of Section 1, Block B, University Land Survey, Hudspeth County, Texas	682.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138194 Official Records of Hudspeth County, TX

5

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
50.	115148	All of Section 2, Block B, University Land Survey, Hudspeth County, Texas	683.2	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138195 Official Records of Hudspeth County, TX
51.	115149	All of Section 3, Block B, University Land Survey, Hudspeth County, Texas	684.1	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138196 Official Records of Hudspeth County, TX
52.	115150	All of Section 4, Block B, University Land Survey, Hudspeth County, Texas	684.9	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138197 Official Records of Hudspeth County, TX
53.	115151	All of Section 5, Block B, University Land Survey, Hudspeth County, Texas	685.2	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138198 Official Records of Hudspeth County, TX
54.	115152	All of Section 6, Block B, University Land Survey, Hudspeth County, Texas	685.9	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138199 Official Records of Hudspeth County, TX
55.	115153	All of Section 7, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138200 Official Records of Hudspeth County, TX
56.	115154	All of Section 8, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138201 Official Records of Hudspeth County, TX
57.	115155	All of Section 9, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138202 Official Records of Hudspeth County, TX
58.	115156	All of Section 10, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #136203 Official Records of Hudspeth County, TX
59.	115157	All of Section 11, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138205 Official Records of Hudspeth County, TX

6

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
60.	115158	All of Section 12, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138206 Official Records of Hudspeth County, TX
61.	115159	All of Section 13, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138207 Official Records of Hudspeth County, TX
62.	115160	Ali of Section 14, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138208 Official Records of Hudspeth County, TX
63.	115161	All of Section 15, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138209 Official Records of Hudspeth County, TX
64.	115162	All of Section 16, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138210 Official Records of Hudspeth County, TX
65.	115163	All of Section 17, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138211 Official Records of Hudspeth County, TX
66.	115164	All of Section 18, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138212 Official Records of Hudspeth County, TX
67.	115165	All of Section 19, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138213 Official Records of Hudspeth County, TX
68.	115166	All of Section 20, Block B, University Land Survey, Hudspeth County, Texas	688.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138214 Official Records of Hudspeth County, TX
69.	115167	All of Section 21, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138215 Official Records of Hudspeth County, TX

7

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
70.	115168	All of Section 22, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138216 Official Records of Hudspeth County, TX
71.	115169	All of Section 23, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138217 Official Records of Hudspeth County, TX
72.	115170	All of Section 24, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138218 Official Records of Hudspeth County, TX
73.	115171	All of Section 25, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138219 Official Records of Hudspeth County, TX
74.	115172	All of Section 26, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138148 Official Records of Hudspeth County, TX
75.	115173	All of Section 27, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138220 Official Records of Hudspeth County, TX
76.	115174	All of Section 28, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138221 Official Records of Hudspeth County, TX
77.	115175	All of Section 29, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138222 Official Records of Hudspeth County, TX
78.	115176	All of Section 30, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138223 Official Records of Hudspeth County, TX
79.	115177	All of Section 31, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138224 Official Records of Hudspeth County, TX

8

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
80.	115178	All of Section 32, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138225 Official Records of Hudspeth County, TX
81.	115179	All of Section 33, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138226 Official Records of Hudspeth County, TX
82.	115180	All of Section 34, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138227 Official Records of Hudspeth County, TX
83.	115181	All of Section 35, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138228 Official Records of Hudspeth County, TX
84.	115182	All of Section 36, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138229 Official Records of Hudspeth County, TX
85.	115183	All of Section 37, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138230 Official Records of Hudspeth County, TX
86.	115184	All of Section 38, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138231 Official Records of Hudspeth County, TX
87.	115185	All of Section 39, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138232 Official Records of Hudspeth County, TX
88.	115186	All of Section 40, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138233 Official Records of Hudspeth County, TX
89.	115187	All of Section 41, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138234 Official Records of Hudspeth County, TX

9

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
90.	115188	All of Section 42, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138235 Official Records of Hudspeth County, TX
91.	115189	All of Section 43, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138236 Official Records of Hudspeth County, TX
92.	115190	All of Section 44, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138237 Official Records of Hudspeth County, TX
93.	115191	All of Section 45, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138238 Official Records of Hudspeth County, TX
94.	115192	All of Section 46, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138239 Official Records of Hudspeth County, TX
95.	115193	All of Section 47, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138240 Official Records of Hudspeth County, TX
96.	115194	All of Section 48, Block B, University Land Survey, Hudspeth County, Texas	686.7	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138241 Official Records of Hudspeth County, TX
97.	115195	All of Section 1, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138242 Official Records of Hudspeth County, TX
98.	115196	All of Section 2, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138243 Official Records of Hudspeth County, TX
99.	115197	All of Section 3, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138244 Official Records of Hudspeth County, TX

10

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
100.	115198	All of Section 4, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138245 Official Records of Hudspeth County, TX
101.	115199	All of Section 5, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138247 Official Records of Hudspeth County, TX
102.	115200	All of Section 6, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138248 Official Records of Hudspeth County, TX
103.	115201	All of Section 7, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138249 Official Records of Hudspeth County, TX
104.	115202	All of Section 8, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138250 Official Records of Hudspeth County, TX
105.	115203	All of Section 9, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138251 Official Records of Hudspeth County, TX
106.	115204	All of Section 10, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138252 Official Records of Hudspeth County, TX
107.	115205	All of Section 11, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138253 Official Records of Hudspeth County, TX
108.	115206	All of Section 12, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138254 Official Records of Hudspeth County, TX
109.	115207	All of Section 13, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138255 Official Records of Hudspeth County, TX

11

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
110.	115208	All of Section 14, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138256 Official Records of Hudspeth County, TX
111.	115209	All of Section 15, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138257 Official Records of Hudspeth County, TX
112.	115210	All of Section 16, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138258 Official Records of Hudspeth County, TX
113.	115211	All of Section 17, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138259 Official Records of Hudspeth County, TX
114.	115212	All of Section 18, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138260 Official Records of Hudspeth County, TX
115.	115213	All of Section 19, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138261 Official Records of Hudspeth County, TX
116.	115214	All of Section 20, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138262 Official Records of Hudspeth County, TX
117.	115215	All of Section 21, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138263 Official Records of Hudspeth County, TX
118.	115216	All of Section 22, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138264 Official Records of Hudspeth County, TX
119.	115217	All of Section 23, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138265 Official Records of Hudspeth County, TX

12

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
120.	115218	All of Section 24, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138266 Official Records of Hudspeth County, TX
121.	115219	All of Section 25, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138267 Official Records of Hudspeth County, TX
122.	115220	All of Section 26, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138268 Official Records of Hudspeth County, TX
123.	115221	All of Section 27, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138269 Official Records of Hudspeth County, TX
124.	115222	All of Section 28, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138270 Official Records of Hudspeth County, TX
125.	115223	All of Section 29, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138271 Official Records of Hudspeth County, TX
126.	115224	All of Section 30, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138272 Official Records of Hudspeth County, TX
127.	115225	All of Section 31, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138273 Official Records of Hudspeth County, TX
128.	115226	All of Section 32, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138274 Official Records of Hudspeth County, TX
129.	115227	All of Section 33, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138275 Official Records of Hudspeth County, TX

13

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
130.	115228	All of Section 34, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138276 Official Records of Hudspeth County, TX
131.	115229	All of Section 35, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138277 Official Records of Hudspeth County, TX
132.	115230	All of Section 36, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138278 Official Records of Hudspeth County, TX
133.	115231	All of Section 37, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138279 Official Records of Hudspeth County, TX
134.	115232	All of Section 38, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138280 Official Records of Hudspeth County, TX
135.	115233	All of Section 39, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138281 Official Records of Hudspeth County, TX
136.	115234	All of Section 40, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138282 Official Records of Hudspeth County, TX
137.	115235	All of Section 41, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138283 Official Records of Hudspeth County, TX
138.	115236	All of Section 42, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138284 Official Records of Hudspeth County, TX
139.	115237	All of Section 43, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138285 Official Records of Hudspeth County, TX

14

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
140.	115238	All of Section 44, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138286 Official Records of Hudspeth County, TX
141.	115239	All of Section 45, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138287 Official Records of Hudspeth County, TX
142.	115240	All of Section 46, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138288 Official Records of Hudspeth County, TX
143.	115241	All of Section 47, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138289 Official Records of Hudspeth County, TX
144.	115242	All of Section 48, Block E, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138290 Official Records of Hudspeth County, TX
145.	115243	All of Section 1, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138291 Official Records of Hudspeth County, TX
146.	115244	All of Section 2, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138292 Official Records of Hudspeth County, TX
147.	115245	All of Section 3, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138293 Official Records of Hudspeth County, TX
148.	115246	All of Section 4, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138294 Official Records of Hudspeth County, TX
149.	115247	All of Section 5, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138295 Official Records of Hudspeth County, TX

15

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
150.	115248	All of Section 6, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138296 Official Records of Hudspeth County, TX
151.	115249	All of Section 7, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138297 Official Records of Hudspeth County, TX
152.	115250	All of Section 8, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138298 Official Records of Hudspeth County, TX
153.	115251	All of Section 9, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138299 Official Records of Hudspeth County, TX
154.	115252	All of Section 10, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138300 Official Records of Hudspeth County, TX
155.	115253	All of Section 11, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138301 Official Records of Hudspeth County, TX
156.	115254	All of Section 12, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138302 Official Records of Hudspeth County, TX
157.	115255	All of Section 13, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138303 Official Records of Hudspeth County, TX
158.	115256	All of Section 14, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138304 Official Records of Hudspeth County, TX
159.	115257	All of Section 15, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138305 Official Records of Hudspeth County, TX

16

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
160.	115258	All of Section 16, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138306 Official Records of Hudspeth County, TX
161.	115259	All of Section 17, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138307 Official Records of Hudspeth County, TX
162.	115260	All of Section 18, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138308 Official Records of Hudspeth County, TX
163.	115261	All of Section 19, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138309 Official Records of Hudspeth County, TX
164.	115262	All of Section 20, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138310 Official Records of Hudspeth County, TX
165.	115263	All of Section 21, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138311 Official Records of Hudspeth County, TX
166.	115264	All of Section 22, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138312 Official Records of Hudspeth County, TX
167.	115265	All of Section 23, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138313 Official Records of Hudspeth County, TX
168.	115266	All of Section 24, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138314 Official Records of Hudspeth County, TX
169.	115267	All of Section 25, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138315 Official Records of Hudspeth County, TX

17

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
170.	115268	All of Section 26, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138316 Official Records of Hudspeth County, TX
171.	115269	All of Section 27, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138317 Official Records of Hudspeth County, TX
172.	115270	All of Section 28, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138318 Official Records of Hudspeth County, TX
173.	115271	All of Section 29, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138319 Official Records of Hudspeth County, TX
174.	115272	All of Section 30, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138320 Official Records of Hudspeth County, TX
175.	115273	All of Section 31, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138321 Official Records of Hudspeth County, TX
176.	115274	All of Section 32, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138322 Official Records of Hudspeth County, TX
177.	115275	All of Section 33, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138323 Official Records of Hudspeth County, TX
178.	115276	All of Section 34, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138324 Official Records of Hudspeth County, TX
179.	115277	All of Section 35, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138325 Official Records of Hudspeth County, TX

18

TRACT	UNIVERSITY LEASE #	LEASE DESCRIPTION	ACRES	LESSOR	LESSEE	DOCUMENT DATE	RECORDING DATA BOOK & PAGE
180.	115278	All of Section 36, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138326 Official Records of Hudspeth County, TX
181.	115279	All of Section 37, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138327 Official Records of Hudspeth County, TX
182.	115280	All of Section 38, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138328 Official Records of Hudspeth County, TX
183.	115281	All of Section 39, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138329 Official Records of Hudspeth County, TX
184.	115282	All of Section 40, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138330 Official Records of Hudspeth County, TX
185.	115283	All of Section 41, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138331 Official Records of Hudspeth County, TX
186.	115284	All of Section 42, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138332 Official Records of Hudspeth County, TX
187.	115285	All of Section 43, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138333 Official Records of Hudspeth County, TX
188.	115286	All of Section 44, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138334 Official Records of Hudspeth County, TX
189.	115287	All of Section 45, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138335 Official Records of Hudspeth County, TX
190.	115288	All of Section 46, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138336 Official Records of Hudspeth County, TX
191.	115289	All of Section 47, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138337 Official Records of Hudspeth County, TX
192.	115290	All of Section 48, Block F, University Land Survey, Hudspeth County, Texas	709.6	State of Texas	Founders Oil & Gas, LLC	4/10/2013	Document #138338 Official Records of Hudspeth County, TX

Development Unit Agreement 2837 by the State of Texas and Founders Oil & Gas Operating, LLC effective as of January 1, 2017 (as amended from time to time)

19

Exhibit B

Wells

NAME	API	BASIN	OPERATOR MAP	LATITUDE NAD83	LONGITUDE NAD 83	BLOCK	SECTION
University Theisen #1	4222900002	Orogrande	Standard Oil Company of Texas	31.82252084	-105.7821259	E	19
University 39881 #1	4222900015	Orogrande	Magnolia Petroleum Company	31.95631851	-105.6008244	C	19
Texaco State of Texas FO A-3	4222930005	Orogrande	Texaco A-3	31.89743964	-105.6259339	A	3
Texaco State of Texas #1-27	4222930006	Orogrande	Texaco	31.7980218	-105.6353826	D	27
University A-3 Brown	4222930225	Orogrande	Brown, H.L. Jr.	31.99045645	-105.8270286	A	3
University Big Iron C45 #1	4222900029	Orogrande	Trail Mountain Inc.	31.89743964	-105.6259339	C	45
University Sizzler D5 #1	4222930227	Orogrande	Trail Mountain Inc.	31.87414003	-105.6574741	D	5
University Cactus A35 #1	4222930235	Orogrande	Trail Mountain Inc.	31.9182889	-105.8093331	A	35
University Serengeti B1 #1	4222930236	Orogrande	Trail Mountain Inc.	31.99954415	-105.6900484	B	1
University Drifter C49 #1	4222930262	Orogrande	Trail Mountain Inc.	31.89071541	-105.6731439	C	49
University Outlaw C47 #1	4222930263	Orogrande	Trail Mountain Inc.	31.89400165	-105.6692732	C	47
University Ranger C50 #2	4222930264	Orogrande	Trail Mountain Inc.	31.89070731	-105.6692827	C	50
University Rich A11 #1	4222930274	Orogrande	Maverick Operating LLC	31.97181111	-105.8226722	A	11
University Founders B19 #1	4222930275	Orogrande	Maverick Operating LLC	31.95356577	-105.7749525	B	19
University Founders A25 #1	4222930276	Orogrande	Maverick Operating LLC	31.93802257	-105.8056722	A	25
University Founders A25 #1H	4222930276	Orogrande	Maverick Operating LLC	31.93802257	-105.8056722	A	25
University Hueco A39 #1	4222930277	Orogrande	Maverick Operating LLC	31.90478393	-105.831498	A	39
University Maverick A24 #1	4222930278	Orogrande	Maverick Operating LLC	31.94982206	-105.8007133	A	24
University Rich A11 #2	4222930279	Orogrande	Maverick Operating LLC	31.97423811	-105.8226366	A	11
University A 35 # 1H	4222930235	Orogrande	Maverick Operating LLC	31.9182889	-105.8093331	A	35
University Founders A 25 # 2 ST	4222930280	Orogrande	Maverick Operating LLC	31.93802206	-105.8051887	A	25

1

NAME	API	BASIN	OPERATOR MAP	LATITUDE NAD83	LONGITUDE NAD 83	BLOCK	SECTION
Well 1: University Maverick A24 #2	4222930283	Orogrande	Hudspeth Operating LLC	31.95281587	-105.7911661	A	24
Well 2: University Maverick A24 #3	4222930284	Orogrande	Hudspeth Operating LLC	31.95282394	-105.7910049	A	24
Well 3: University Masterson B10 #1	4222930281	Orogrande	Hudspeth Operating LLC	31.98466552	-105.7247234	B	10
Well 5 Re-entry: Hueco A39 #1	4222930277	Orogrande	Hudspeth Operating LLC	31.90478393	-105.831498	A	39
Well 6- Re-entry: Rich A11 2	4222930279	Orogrande	Hudspeth Operating LLC	31.97423811	-105.8226366	A	11
Well 1: University Masterson B10 #3	4222930287	Orogrande	Hudspeth Operating LLC			B	10
Well 2: University Cactus A35 #2	4222930290	Orogrande	Hudspeth Operating LLC			A	35
Well 3: University Heuco A39 #2	4222930291	Orogrande	Hudspeth Operating LLC			A	39
Well 4: University Founders A25 #3	4222930288	Orogrande	Hudspeth Operating LLC			A	25
Well 5: University Johnson E23 #1	4222930285	Orogrande	Hudspeth Operating LLC			E	23

2

Exhibit C

ROWs

None.

3

Exhibit D

Surface Properties

None.

4

Exhibit E

Contract Area

1.	All of Section 1, Block A, University Land Survey, Hudspeth County, Texas

2.	All of Section 2, Block A, University Land Survey, Hudspeth County, Texas
3.	All of Section 3, Block A, University Land Survey, Hudspeth County, Texas
4.	All of Section 4, Block A, University Land Survey, Hudspeth County, Texas
5.	All of Section 5, Block A, University Land Survey, Hudspeth County, Texas
6.	All of Section 6, Block A, University Land Survey, Hudspeth County, Texas
7.	All of Section 7, Block A, University Land Survey, Hudspeth County, Texas
8.	All of Section 8, Block A, University Land Survey, Hudspeth County, Texas
9.	All of Section 9, Block A, University Land Survey, Hudspeth County, Texas
10.	All of Section 10, Block A, University Land Survey, Hudspeth County, Texas
11.	All of Section 11, Block A, University Land Survey, Hudspeth County, Texas
12.	All of Section 12, Block A, University Land Survey, Hudspeth County, Texas
13.	All of Section 13, Block A, University Land Survey, Hudspeth County, Texas
14.	All of Section 14, Block A, University Land Survey, Hudspeth County, Texas
15.	All of Section 15, Block A, University Land Survey, Hudspeth County, Texas
16.	All of Section 16, Block A, University Land Survey, Hudspeth County, Texas
17.	All of Section 17, Block A, University Land Survey, Hudspeth County, Texas
18.	All of Section 18, Block A, University Land Survey, Hudspeth County, Texas
19.	All of Section 19, Block A, University Land Survey, Hudspeth County, Texas
20.	All of Section 20, Block A, University Land Survey, Hudspeth County, Texas
21.	All of Section 21, Block A, University Land Survey, Hudspeth County, Texas
22.	All of Section 22, Block A, University Land Survey, Hudspeth County, Texas
23.	All of Section 23, Block A, University Land Survey, Hudspeth County, Texas
24.	All of Section 24, Block A, University Land Survey, Hudspeth County, Texas
25.	All of Section 25, Block A, University Land Survey, Hudspeth County, Texas
26.	All of Section 26, Block A, University Land Survey, Hudspeth County, Texas
27.	All of Section 27, Block A, University Land Survey, Hudspeth County, Texas
28.	All of Section 28, Block A, University Land Survey, Hudspeth County, Texas
29.	All of Section 29, Block A, University Land Survey, Hudspeth County, Texas
30.	All of Section 30, Block A, University Land Survey, Hudspeth County, Texas
31.	All of Section 31, Block A, University Land Survey, Hudspeth County, Texas
32.	All of Section 32, Block A, University Land Survey, Hudspeth County, Texas
33.	All of Section 33, Block A, University Land Survey, Hudspeth County, Texas
34.	All of Section 34, Block A, University Land Survey, Hudspeth County, Texas
35.	All of Section 35, Block A, University t and Survey, Hudspeth County, Texas
36.	All of Section 36, Block A, University Land Survey, Hudspeth County, Texas
37.	All of Section 37, Block A, University Land Survey, Hudspeth County, Texas
38.	All of Section 38, Block A, University Land Survey, Hudspeth County, Texas
39.	All of Section 39, Block A, University Land Survey, Hudspeth County, Texas
40.	All of Section 40, Block A, University Land Survey, Hudspeth County, Texas
41.	All of Section 41, Block A, University Land Survey, Hudspeth County, Texas
42.	All of Section 42, Block A, University Land Survey, Hudspeth County, Texas
43.	All of Section 43, Block A, University Land Survey, Hudspeth County, Texas
44.	All of Section 44, Block A, University Land Survey, Hudspeth County, Texas
45.	All of Section 45, Block A, University Land Survey, Hudspeth County, Texas
46.	All of Section 46, Block A, University Land Survey, Hudspeth County, Texas
47.	All of Section 47, Block A, University Land Survey, Hudspeth County, Texas

1

48.	All of Section 48, Block A, University Land Survey, Hudspeth County, Texas
49.	All of Section 1, Block B, University Land Survey, Hudspeth County, Texas
50.	All of Section 2, Block B, University Land Survey, Hudspeth County, Texas
51.	All of Section 3, Block B, University Land Survey, Hudspeth County, Texas
52.	All of Section 4, Block B, University Land Survey, Hudspeth County, Texas
53.	All of Section 5, Block B, University Land Survey, Hudspeth County, Texas
54.	All of Section 6, Block B, University Land Survey, Hudspeth County, Texas
55.	All of Section 7, Block B, University Land Survey, Hudspeth County, Texas
56.	All of Section 8, Block B, University Land Survey, Hudspeth County, Texas
57.	All of Section 9, Block B, University Land Survey, Hudspeth County, Texas
58.	All of Section 10, Block B, University Land Survey, Hudspeth County, Texas

59.	All of Section 11, Block B, University Land Survey, Hudspeth County, Texas
60.	All of Section 12, Block B, University Land Survey, Hudspeth County, Texas
61.	All of Section 13, Block B, University Land Survey, Hudspeth County, Texas
62.	Ali of Section 14, Block B, University Land Survey, Hudspeth County, Texas
63.	All of Section 15, Block B, University Land Survey, Hudspeth County, Texas
64.	All of Section 16, Block B, University Land Survey, Hudspeth County, Texas
65.	All of Section 17, Block B, University Land Survey, Hudspeth County, Texas
66.	All of Section 18, Block B, University Land Survey, Hudspeth County, Texas
67.	All of Section 19, Block B, University Land Survey, Hudspeth County, Texas
68.	All of Section 20, Block B, University Land Survey, Hudspeth County, Texas
69.	All of Section 21, Block B, University Land Survey, Hudspeth County, Texas
70.	All of Section 22, Block B, University Land Survey, Hudspeth County, Texas
71.	All of Section 23, Block B, University Land Survey, Hudspeth County, Texas
72.	All of Section 24, Block B, University Land Survey, Hudspeth County, Texas
73.	All of Section 25, Block B, University Land Survey, Hudspeth County, Texas
74.	All of Section 26, Block B, University Land Survey, Hudspeth County, Texas
75.	All of Section 27, Block B, University Land Survey, Hudspeth County, Texas
76.	All of Section 28, Block B, University Land Survey, Hudspeth County, Texas
77.	All of Section 29, Block B, University Land Survey, Hudspeth County, Texas
78.	All of Section 30, Block B, University Land Survey, Hudspeth County, Texas
79.	All of Section 31, Block B, University Land Survey, Hudspeth County, Texas
80.	All of Section 32, Block B, University Land Survey, Hudspeth County, Texas
81.	All of Section 33, Block B, University Land Survey, Hudspeth County, Texas
82.	All of Section 34, Block B, University Land Survey, Hudspeth County, Texas
83.	All of Section 35, Block B, University Land Survey, Hudspeth County, Texas
84.	All of Section 36, Block B, University Land Survey, Hudspeth County, Texas
85.	All of Section 37, Block B, University Land Survey, Hudspeth County, Texas
86.	All of Section 38, Block B, University Land Survey, Hudspeth County, Texas
87.	All of Section 39, Block B, University Land Survey, Hudspeth County, Texas
88.	All of Section 40, Block B, University Land Survey, Hudspeth County, Texas
89.	All of Section 41, Block B, University Land Survey, Hudspeth County, Texas
90.	All of Section 42, Block B, University Land Survey, Hudspeth County, Texas
91.	All of Section 43, Block B, University Land Survey, Hudspeth County, Texas
92.	All of Section 44, Block B, University Land Survey, Hudspeth County, Texas
93.	All of Section 45, Block B, University Land Survey, Hudspeth County, Texas
94.	All of Section 46, Block B, University Land Survey, Hudspeth County, Texas
95.	All of Section 47, Block B, University Land Survey, Hudspeth County, Texas
96.	All of Section 48, Block B, University Land Survey, Hudspeth County, Texas
97.	All of Section 1, Block E, University Land Survey, Hudspeth County, Texas
98.	All of Section 2, Block E, University Land Survey, Hudspeth County, Texas

2

99.	All of Section 3, Block E, University Land Survey, Hudspeth County, Texas
100.	All of Section 4, Block E, University Land Survey, Hudspeth County, Texas
101.	All of Section 5, Block E, University Land Survey, Hudspeth County, Texas
102.	All of Section 6, Block E, University Land Survey, Hudspeth County, Texas
103.	All of Section 7, Block E, University Land Survey, Hudspeth County, Texas
104.	All of Section 8, Block E, University Land Survey, Hudspeth County, Texas
105.	All of Section 9, Block E, University Land Survey, Hudspeth County, Texas
106.	All of Section 10, Block E, University Land Survey, Hudspeth County, Texas
107.	All of Section 11, Block E, University Land Survey, Hudspeth County, Texas
108.	All of Section 12, Block E, University Land Survey, Hudspeth County, Texas
109.	All of Section 13, Block E, University Land Survey, Hudspeth County, Texas
110.	All of Section 14, Block E, University Land Survey, Hudspeth County, Texas
111.	All of Section 15, Block E, University Land Survey, Hudspeth County, Texas
112.	All of Section 16, Block E, University Land Survey, Hudspeth County, Texas
113.	All of Section 17, Block E, University Land Survey, Hudspeth County, Texas
114.	All of Section 18, Block E, University Land Survey, Hudspeth County, Texas
115.	All of Section 19, Block E, University Land Survey, Hudspeth County, Texas
116.	All of Section 20, Block E, University Land Survey, Hudspeth County, Texas
117.	All of Section 21, Block E, University Land Survey, Hudspeth County, Texas
118.	All of Section 22, Block E, University Land Survey, Hudspeth County, Texas
119.	All of Section 23, Block E, University Land Survey, Hudspeth County, Texas
120.	All of Section 24, Block E, University Land Survey, Hudspeth County, Texas
121.	All of Section 25, Block E, University Land Survey, Hudspeth County, Texas
122.	All of Section 26, Block E, University Land Survey, Hudspeth County, Texas
123.	All of Section 27, Block E, University Land Survey, Hudspeth County, Texas
124.	All of Section 28, Block E, University Land Survey, Hudspeth County, Texas
125.	All of Section 29, Block E, University Land Survey, Hudspeth County, Texas
126.	All of Section 30, Block E, University Land Survey, Hudspeth County, Texas
127.	All of Section 31, Block E, University Land Survey, Hudspeth County, Texas
128.	All of Section 32, Block E, University Land Survey, Hudspeth County, Texas
129.	All of Section 33, Block E, University Land Survey, Hudspeth County, Texas
130.	All of Section 34, Block E, University Land Survey, Hudspeth County, Texas
131.	All of Section 35, Block E, University Land Survey, Hudspeth County, Texas
132.	All of Section 36, Block E, University Land Survey, Hudspeth County, Texas
133.	All of Section 37, Block E, University Land Survey, Hudspeth County, Texas
134.	All of Section 38, Block E, University Land Survey, Hudspeth County, Texas
135.	All of Section 39, Block E, University Land Survey, Hudspeth County, Texas
136.	All of Section 40, Block E, University Land Survey, Hudspeth County, Texas
137.	All of Section 41, Block E, University Land Survey, Hudspeth County, Texas
138.	All of Section 42, Block E, University Land Survey, Hudspeth County, Texas
139.	All of Section 43, Block E, University Land Survey, Hudspeth County, Texas
140.	All of Section 44, Block E, University Land Survey, Hudspeth County, Texas
141.	All of Section 45, Block E, University Land Survey, Hudspeth County, Texas
142.	All of Section 46, Block E, University Land Survey, Hudspeth County, Texas
143.	All of Section 47, Block E, University Land Survey, Hudspeth County, Texas
144.	All of Section 48, Block E, University Land Survey, Hudspeth County, Texas
145.	All of Section 1, Block F, University Land Survey, Hudspeth County, Texas
146.	All of Section 2, Block F, University Land Survey, Hudspeth County, Texas
147.	All of Section 3, Block F, University Land Survey, Hudspeth County, Texas
148.	All of Section 4, Block F, University Land Survey, Hudspeth County, Texas
149.	All of Section 5, Block F, University Land Survey, Hudspeth County, Texas

3

150.	All of Section 6, Block F, University Land Survey, Hudspeth County, Texas
151.	All of Section 7, Block F, University Land Survey, Hudspeth County, Texas
152.	All of Section 8, Block F, University Land Survey, Hudspeth County, Texas
153.	All of Section 9, Block F, University Land Survey, Hudspeth County, Texas
154.	All of Section 10, Block F, University Land Survey, Hudspeth County, Texas
155.	All of Section 11, Block F, University Land Survey, Hudspeth County, Texas
156.	All of Section 12, Block F, University Land Survey, Hudspeth County, Texas
157.	All of Section 13, Block F, University Land Survey, Hudspeth County, Texas
158.	All of Section 14, Block F, University Land Survey, Hudspeth County, Texas
159.	All of Section 15, Block F, University Land Survey, Hudspeth County, Texas
160.	All of Section 16, Block F, University Land Survey, Hudspeth County, Texas
161.	All of Section 17, Block F, University Land Survey, Hudspeth County, Texas
162.	All of Section 18, Block F, University Land Survey, Hudspeth County, Texas
163.	All of Section 19, Block F, University Land Survey, Hudspeth County, Texas
164.	All of Section 20, Block F, University Land Survey, Hudspeth County, Texas
165.	All of Section 21, Block F, University Land Survey, Hudspeth County, Texas
166.	All of Section 22, Block F, University Land Survey, Hudspeth County, Texas
167.	All of Section 23, Block F, University Land Survey, Hudspeth County, Texas
168.	All of Section 24, Block F, University Land Survey, Hudspeth County, Texas
169.	All of Section 25, Block F, University Land Survey, Hudspeth County, Texas
170.	All of Section 26, Block F, University Land Survey, Hudspeth County, Texas
171.	All of Section 27, Block F, University Land Survey, Hudspeth County, Texas
172.	All of Section 28, Block F, University Land Survey, Hudspeth County, Texas
173.	All of Section 29, Block F, University Land Survey, Hudspeth County, Texas
174.	All of Section 30, Block F, University Land Survey, Hudspeth County, Texas
175.	All of Section 31, Block F, University Land Survey, Hudspeth County, Texas
176.	All of Section 32, Block F, University Land Survey, Hudspeth County, Texas
177.	All of Section 33, Block F, University Land Survey, Hudspeth County, Texas
178.	All of Section 34, Block F, University Land Survey, Hudspeth County, Texas
179.	All of Section 35, Block F, University Land Survey, Hudspeth County, Texas
180.	All of Section 36, Block F, University Land Survey, Hudspeth County, Texas
181.	All of Section 37, Block F, University Land Survey, Hudspeth County, Texas
182.	All of Section 38, Block F, University Land Survey, Hudspeth County, Texas
183.	All of Section 39, Block F, University Land Survey, Hudspeth County, Texas
184.	All of Section 40, Block F, University Land Survey, Hudspeth County, Texas
185.	All of Section 41, Block F, University Land Survey, Hudspeth County, Texas
186.	All of Section 42, Block F, University Land Survey, Hudspeth County, Texas
187.	All of Section 43, Block F, University Land Survey, Hudspeth County, Texas
188.	All of Section 44, Block F, University Land Survey, Hudspeth County, Texas
189.	All of Section 45, Block F, University Land Survey, Hudspeth County, Texas
190.	All of Section 46, Block F, University Land Survey, Hudspeth County, Texas
191.	All of Section 47, Block F, University Land Survey, Hudspeth County, Texas
192.	All of Section 48, Block F, University Land Survey, Hudspeth County, Texas

4

Exhibit F-1

Orogrande Excluded Assets

1.	All assets of Wolfbone other than the Orogrande Assets.

2.	4.5% overriding royalty interest in the Orogrande Properties held by Magdalena Royalties, LLC, an entity in which the Owner owns a controlling interest.

3.	10% working interest back-in after payout held by Owner and at Owner’s option, a reversionary interest if drilling obligations are not met under that certain Participation Agreement by and between Hudspeth Oil, MPC and Owner dated September 23, 2014, as amended.

5

Exhibit F-2

MPC Assets

1.	All right, title and interest of Wolfbone in the Charuk Prospect: T:20S, R:35E, S:34, Lea County, NM.

2.	All right, title and interest of Wolfbone in the Freeman Prospect: Labor 18, League 269, Moore County School Lands, Dawson County, TX.

3.	All right, title and interest of Wolfbone in the Willow Lake Prospect.

4.	All of Wolfbone’s interest in and to the all of the Oil and Gas Leases and other assets listed below or conveyed in the instruments described below, including such rights in the lands described below and all other lands described in the instruments below:

LEASE DATE	ASSIGNOR/LESSOR	ASSIGNEE/LESSEE	RECORDED	DESCRIPTION
January 5th, 2004	EOG Resources, Inc.	McCabe Petroleum Corporation	Book 537; Page 159; Eddy County, New Mexico	SE/4 and S/2 NE/4 of Section 20, N/2 S/2 and SW/4 SW/4 of Section 29, and all of Section 30, T-24-S, R28E, Eddy County, New Mexico.
January 16th, 2017	COG Operating, LLC	Maverick Oil & Gas Corp.	Book 1091; Page 596; Eddy County, New Mexico	N/2 SE/4 NW/4, SE/4 SE/4 NW/4 and E/2 SW/4 SE/4 NW/4 of Section 29, T-24-, R-28-E, NMPM, Eddy County, New Mexico, insofar and only insofar as said lease covers those depths from surface down to a depth of 7,000 feet.
January 15th, 2003	Pardue Limited Company	OGX Resources, LLC	Book 494; Page 1195; Eddy County, New Mexico	N/2 SE/4 NW/4, SE/4 NW/4 and E/2 SW/4 SE/4 NW/4 of Section 29, T-24-S, R28-E, NMPM, Eddy County, New Mexico, insofar and only insofar as said lease covers those depths from surface down to a depth of 7,000 feet.

6

LEASE DATE	ASSIGNOR/LESSOR	ASSIGNEE/ LESSEE	RECORDED	DESCRIPTION
October 28th, 2003	Pardue Limited Company	Steven W. Horn	Book 534; Page 238-241; Eddy County, New Mexico	T-24-S, R-28-E, N.M.P.M.
Section 20: NW/4 NW/4, W/2 NE/4 NW/4, SE/4 NE/4
NW/4, W/2 NE/4 NE/4 NW/4, E/2 SE/4 NW/4, SW/4 SE/4 NW/4, NW/4 SE/4 NW/4, W/2 SW/4 NW/4, NE/4 SW/4 NW/4, E/2 SE/4 SW/4 NW/4, W/2 NW/4 NE/4, W/2 E/2 NW/4 NE/4, E/2 NE/4 NW/4 NE/4, NE/4 NE/4, N/2 NW/4 SW/4, SE/4 NW/4 SW/4, W/2 SW/4 NW/4 SW/4, E/2 NE/4 SW/4, SW/4 NE/4 SW/4, NW/4 SE/4 SW/4, E/2 NE/4 SE/4 SW/4, S/2 SE/4 SW/4, SW/4 SW/4 Eddy County, New Mexico
Containing 365.00 acres, more or less.
October 28th, 2003	Pardue Limited Company	Steven W. Horn	Book 534; Page 242-245; Eddy County, New Mexico	T-24-S, R-28-E, N.M.P.M.
Section 19: W/2 SE/4 NW/4, NE/4 SE/4 NW/4, N/2 NE/4 NE/4, SW/4 NE/4 NE/4, N/2 SE/4 NE/4 NE/4, E/2 SE/4 NE/4, SW/4 SE/4 NE/4, S/2 NW/4 SE/4 NE/4, S/2 SW/4 NE/4, NW/4 SW/4 NE/4, N/2 NE/4 SW/4 NE/4, N/2 NW/4 SE/4, SW/4 NW/4 SE/4, S/2 SE/4 NW/4 SE/4, W/2 E/2 SE/4, SE/4 SE/4 SE/4, N/2 NE/4 SE/4 SE/4, N/2 SE/4 NE/4 SE/4, S/2 NE/4 NE/4 SE/4, NW/4 SW/4 SE/4, S/2 NE/4 SW/4 SE/4, SE/4 SW/4 SE/4, S/2 SW/4 SW/4 SE/4, W/2 E/2 SW/4, SE/4 NE/4 SW/4, NE/4 SE/4 SW/4, S/2 SE/4 SE/4 SW/4
Eddy County, New Mexico
Containing 330.00 acres, more or less.

5.	All right, title and interest of Wolfbone in the following Wells: Pardue Farms “29”, #1 Pardue Farms “29”, #2 Pardue Farms “29”, #3 Willow Lake Federal “20”, #1 Goodnight Federal #1, and Goodnight Federal #2” with all such wells located in Lea County, New Meixco.

7

Exhibit G

Form of Affidavit of Merger and Stipulation of Interest

*Intentionally Omitted

Exhibit H

Form of Certificate of Merger

[see attached]

Exhibit I

Form of Certificate of Formation

[see attached]